EXHIBIT 2.1
AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE
BY AND AMONG
ALTOAZ001 LLC, A DELAWARE LIMITED LIABILITY COMPANY,

AND

ALTRCA001 LLC, A DELAWARE LIMITED LIABILITY COMPANY,

AS PURCHASERS

AND

CLNC NNN ALBERTS AZ, LLC, A DELAWARE LIMITED LIABILITY COMPANY
AND
CLNC NNN ALBERTS CA, LLC, A DELAWARE LIMITED LIABILITY COMPANY,
AS SELLERS

PROPERTIES:

400 SOUTH 99TH AVENUE, TOLLESON, AZ 85353
16900 WEST SCHULTE ROAD, TRACY, CA 95377

DATED JUNE 12, 2026

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AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE
This Agreement for Purchase and Sale of Real Estate (“Agreement”) made this 12th day of June, 2026 (the “Effective Date”), by and among ALTOAZ001 LLC, a Delaware limited liability company (“AZ Purchaser”), and ALTRCA001 LLC, a Delaware limited liability company (“CA Purchaser,” together with AZ Purchaser, collectively, and jointly and severally, “Purchasers” and, individually, a “Purchaser”), and CLNC NNN ALBERTS AZ, LLC, a Delaware limited liability company (“AZ Seller”) and CLNC NNN ALBERTS CA, LLC, a Delaware limited liability company (“CA Seller,” together with AZ Seller, “Sellers” and, individually, a “Seller”).
R E C I T A L S:
WHEREAS, AZ Seller owns the real property described on Exhibit A-1 attached hereto (the “Arizona Land”), and the buildings, fixtures and other improvements located thereon, and rights and privileges appurtenant thereto (said buildings, fixtures and other improvements hereinafter collectively referred to as the “Arizona Improvements”). The Arizona Land, together with the Arizona Improvements thereon, is hereinafter referred to as the “Arizona Property”. Schedule I attached hereto sets forth the address of the Arizona Property;
WHEREAS, CA Seller owns the real property described on Exhibit A-2 attached hereto (the “California Land”; together with the Arizona Land, individually and/or collectively, as the context may require, the “Land”), and the buildings, fixtures and other improvements located thereon, and rights and privileges appurtenant thereto (said buildings, fixtures and other improvements hereinafter collectively referred to as the “California Improvements”; together with the Arizona Improvements, individually and/or collectively as the context may require, the “Improvements”). The California Land, together with the California Improvements thereon, is hereinafter referred to as the “California Property”; and together with the Arizona Property, each such property is hereinafter referred to as a “Property”, and collectively the “Properties.” Schedule I attached hereto sets forth the address of the California Property;
WHEREAS, pursuant to (i) that certain Lease Agreement dated as of August 16, 2018 by and between AZ Seller, as landlord, and Albertson’s LLC, a Delaware limited liability company (the “AZ Tenant”), as tenant (the “AZ Lease”), together with that certain Guaranty from Albertsons Companies, Inc., a Delaware corporation (“Guarantor”), as guarantor (the “AZ Guaranty”) and (ii) that certain Lease Agreement dated as of August 16, 2018 by and between CA Seller, as landlord, and Safeway Inc., a Delaware corporation (the “CA Tenant”, together with AZ Tenant, “Tenants” and, individually, a “Tenant”), as tenant (the “CA Lease”, together with the AZ Lease, collectively, the “Leases” and, each, a “Lease”) together with that certain Guaranty from Guarantor, as guarantor (the “CA Guaranty”, together with the AZ Guaranty, collectively, the “Guarantees” and, each, a “Guaranty”), Sellers have leased the Properties to Tenants. The AZ Lease and the AZ Guaranty are sometimes collectively referred to herein as the “AZ Lease Documents”. The CA Lease and the CA Guaranty are sometimes collectively referred to herein as the “CA Lease Documents”, and together with the AZ Lease Documents are sometimes collectively referred to herein as the “Lease Documents”;
WHEREAS, the Properties are encumbered by that certain mortgage loan in the original principal amount of $94,000,000.00 (the “Mortgage Loan”) originally made by Deutsche Bank AG,
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New York Branch (together with its successors and assigns, “Mortgage Lender”) to Sellers which is evidenced by the documents set forth on Schedule 4.1 (collectively, the “Mortgage Loan Documents”);
WHEREAS, the membership interests in each Seller as owner of each Property is encumbered by that certain mezzanine loan in the original principal amount of $106,000,000.00 (the “Mezzanine Loan”, together with the Mortgage Loan, each a “Loan” and collectively, the “Loans”) originally made by Deutsche Bank AG, New York Branch (together with its successors and assigns, “Mezzanine Lender”, together with Mortgage Lender, each a “Lender” and collectively, “Lenders”) to CLNC NNN Alberts Mezz AZ, LLC and CLNC NNN Alberts Mezz CA, LLC, each a Delaware limited liability company (each a “Sole Member” and collectively, “Sole Members”), which is evidenced by the documents set forth on Schedule 4.2 (collectively, the “Mezzanine Loan Documents”, together with the Mortgage Loan Documents, collectively, the “Loan Documents”); and
WHEREAS, Sellers desire to sell the Properties and assign (or cause to be assigned) the Loans to Purchasers, and Purchasers desire to purchase the Properties from Sellers and assume the Loans to which Sellers and Sole Members are presently a party, together with certain other assets, rights and interests hereinafter more specifically described, all upon the terms and conditions hereinafter set forth.
NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, representations and warranties herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.PURCHASE AND SALE; LEASE.
1.1Sellers agree to sell to Purchasers, and Purchasers agree to purchase from Sellers, upon the terms and conditions hereinafter set forth, the Properties, including the following assets, rights and other interests related thereto (the Properties, together with such assets, rights and other interests being collectively referred to herein as the “Assets”):
(a)The Land and the Improvements and all of Sellers’ right, title and interest in and to all appurtenances thereto, if any;
(b)All assignable easement agreements affecting the Properties and running to or in favor of the Sellers or the Properties, if any;
(c)All furniture, fixtures, and equipment, including, without limitation, mechanical refrigeration equipment and racking, in each case to the extent owned by any Seller and located on the Properties or otherwise used in connection with the ownership, operation or maintenance of the Properties;
(d)To the extent assignable, all permits and other development rights issued to any Seller and directly related to the ownership, use or operation of the Assets; and
(e)All right, title and interest of (i) AZ Seller under the AZ Lease Documents and (ii) CA Seller under CA Lease Documents.

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1.2Notwithstanding anything contained in this Agreement to the contrary, the following are expressly excluded from the transactions contemplated by this Agreement and do not comprise the Assets being transferred hereunder:
(a)All property constituting Tenant’s Property under and as defined in the Leases, including, without limitation, wind turbines and all inventory;
(b)All permits and other development rights held in the name of Tenant or other third party; and
(c)All underground storage tank systems, as that term is defined in 40 C.F.R. Section 280.12 and similar state Environmental Law (as hereinafter defined) regulating underground storage tanks, and all piping, fill and vent ports, overflow protection equipment, and leak detection equipment associated with such tanks at the Properties.
2.PURCHASE PRICE.The total purchase price for the Assets shall be THREE HUNDRED MILLION AND NO/100 DOLLARS ($300,000,000.00) (as the same may be adjusted pursuant to the express terms of this Agreement, the “Purchase Price”) and shall be payable by Purchasers to Sellers as follows:
2.1Within three (3) business days after the Effective Date, Purchasers shall deposit SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) (collectively with all interest earned thereon while in escrow, the “Earnest Money Deposit”), with the Commonwealth Land Title Insurance Company, National Commercial Services - New York office located at The Graybar Building, 420 Lexington Avenue, Suite 2334-35A, New York, New York 10170, Attention: David Schunke (in its capacity as escrow holder hereunder, “Escrowee”). The Earnest Money Deposit shall be non-refundable to Purchasers, except as otherwise provided for in this Agreement. If the Closing (as hereinafter defined) contemplated by this Agreement occurs, the Earnest Money Deposit shall be applied to the Purchase Price on the Closing Date (as defined below). The Earnest Money Deposit shall be held by Escrowee in an interest-bearing account pursuant to a sole order escrow agreement substantially in the form of Exhibit B attached hereto (the “Escrow Agreement”). Notwithstanding anything in this Agreement to the contrary, One Hundred and No/100 Dollars ($100.00) of the Earnest Money Deposit shall be paid to Sellers and considered completely nonrefundable to Purchasers in all events, it being the intent of the parties to recognize that such amount has been bargained for and agreed to as independent consideration for Purchasers’ exclusive right to purchase the Property and for Sellers’ execution and delivery of this Agreement.
2.2The parties acknowledge that, prior to the Effective Date, Sellers delivered notice to the Tenants of Sellers’ intent to sell the Properties in accordance with the applicable Leases, and Sellers delivered to Purchasers evidence of such delivery. In the event any Tenant elects to exercise its right of first Offer (as defined in the applicable Lease) in accordance with the terms thereof, this Agreement shall automatically terminate, whereupon neither party shall have any further rights or obligations hereunder except for those that expressly survive termination. In such event, the Earnest Money Deposit shall be promptly returned to Purchasers, and Sellers shall reimburse Purchasers for Purchasers’ Costs and Expenses, in an aggregate amount not to exceed Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Expense Cap”), within ten (10) business days after Sellers’ receipt of invoices and reasonable supporting documentation therefor; provided, however, that Sellers

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shall have no obligation to reimburse any such costs or expenses incurred after such Tenant’s exercise of its right of first Offer. As used herein, “Purchasers’ Costs and Expenses” means all reasonable, documented, out-of-pocket third-party costs and expenses incurred by or through Purchasers, Scout Cold Logistics, LLC (“Scout”), and their respective Affiliates in connection with the transactions contemplated hereby and their due diligence and evaluation of the Properties, including, without limitation, legal fees and expenses (including legal fees incurred in connection with the negotiation and documentation of this Agreement), environmental, survey, engineering, title, and consulting expenses, but specifically excluding any internal costs, overhead, financing costs, or costs not directly related to the Properties. As used herein, “Affiliate” means, with respect to any person or entity, any other person or entity that directly or indirectly controls, is controlled by, or is under common control with such person or entity.
2.3At Closing, Purchasers shall assume the Mortgage Loan in the principal amount as of the Effective Date of NINETY-FOUR MILLION AND NO/100 DOLLARS ($94,000,000.00), which amount shall be credited against the Purchase Price (the “Mortgage Loan Assumption”).
2.4At Closing, ALTRCA001 Pledgor LLC, a Delaware limited liability company, and ALTOAZ001 Pledgor LLC, a Delaware limited liability company, respectively the sole member of CA Purchaser and AZ Purchaser (collectively, “Purchaser Affiliates”), shall assume the Mezzanine Loan in the principal amount as of the Effective Date of ONE HUNDRED AND SIX MILLION AND NO/100 DOLLARS ($106,000,000.00) (the “Mezzanine Loan Assumption”, and, together with the Mortgage Loan Assumption, the “Loan Assumption”) which amount shall be credited against the Purchase Price.
2.5The remainder of the Purchase Price, subject to prorations and adjustments provided for in this Agreement (the “Closing Payment”), shall be paid by wire transfer in accordance with the final settlement statement approved by Purchasers and Sellers at Closing (the “Settlement Statement”).
2.6Sellers and Purchasers each agree that all Transfer Taxes (as hereinafter defined) will be paid, and any Tax Returns (as hereinafter defined) or reports required to be filed in connection therewith will be filed, consistent with the allocations of the Purchase Price set forth on Schedule I hereto (the “Allocated Purchase Price”); provided, however, that nothing in this Section 2.6 shall require Sellers or Purchasers to use the allocations set forth on Schedule I hereto for income Tax reporting purposes. This Section 2.6 shall survive Closing.
3.DILIGENCE AND TITLE.
3.1Sellers have delivered or made available to Purchasers prior to the Effective Date, documents, materials, and information regarding each of the Properties (collectively, the “Due Diligence Materials”), including, without limitation, the following: (a) Phase I environmental site assessment report for the Arizona Property dated April 10, 2018 and Phase I environmental site assessment report for the California Property dated April 26, 2018, each prepared by EMG (each, a “Phase I Report” and collectively, the “Phase I Reports”); (b) Property Condition Report for each Property each dated August 2, 2018 and prepared by Partner Engineering and Science, Inc. (“PZR”); (c) ALTA/NSPS Land Title Survey for the Arizona Property dated August 13, 2018 and prepared by Lance C. Dickson, RLS No. 46643 of Arizona Surveying and Mapping and ALTA/NSPS Land Title Survey for the California Property dated June 27, 2018 and prepared by Matt Russell, RLS No.

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LS9010 of Slooten Consulting, Inc. (each, a “Survey” and collectively, the “Surveys”); (d) a Title Commitment for the AZ Land issued by Commonwealth Land Title Insurance Company, initially dated as of April 30, 2026 and a Title Commitment for the CA Land issued by Commonwealth Land Title Insurance Company, initially dated as of April 28, 2026 (as revised from time to time, each, a “Title Commitment” and collectively, the “Title Commitments”); and (e) Zoning Report for the Arizona Property dated January 24, 2018 and Zoning Report for the California Property dated January 30, 2018, each prepared by PZR. All Due Diligence Materials delivered or made available to Purchasers shall be for information purposes only, and without any representation or warranty by Sellers with respect thereto, express or implied (including, without limitation, any representation as to the accuracy, completeness or thoroughness of the materials), except as may otherwise be expressly set forth in Section 9.1 below, and as limited by Section 9.3 below. In making any Due Diligence Materials available, Sellers do not waive any privilege or confidentiality right, and no third-party benefits or relationships are intended or created.
3.2On or prior to June 22, 2026 (the “Due Diligence Date” and the period from and after the Effective Date through and including the Due Diligence Date, the “Due Diligence Period”), Purchasers may, in their sole and absolute discretion, provide Sellers with written notice of Purchasers’ election to proceed with the transactions contemplated by this Agreement (the “Proceed Notice”), and this Agreement shall continue in full force and effect in accordance with its terms. In the event Purchasers fail to timely deliver the Proceed Notice by 5:00 p.m. Pacific Time on the Due Diligence Date, in their sole and absolute discretion and for any reason or no reason, this Agreement shall automatically terminate at such time, whereupon the Earnest Money Deposit shall be returned to Purchasers and neither party shall have any further rights, obligations or liabilities hereunder, except for the rights, obligations and liabilities that expressly survive the termination of this Agreement. In addition, upon such a termination, Purchasers shall immediately destroy or return the Due Diligence Materials (and any other items made available by Sellers to Purchasers in connection with this transaction) to Sellers. The obligations set forth in the immediately preceding sentence shall survive any termination of this Agreement.
3.3Fee simple title to the Properties shall be conveyed to Purchasers subject only to the Permitted Exceptions (as hereinafter defined). Conveyance to the applicable Purchaser of fee simple title to the Properties shall be by the applicable Seller’s delivery of an executed special warranty deed or grant deed substantially in the form of Exhibits C-1 and C-2 attached hereto (each, a “Deed” and collectively, the “Deeds”), with such reasonable changes to such form as may be reasonably necessary to permit such Deed to be recorded in the applicable recording office for real estate records which is applicable to the Properties or as may be reasonably necessary to conform such Deed to any other requirements with respect to the form of special warranty deeds imposed by the laws of the state in which the Properties are located. With respect to each Property, only such personal property included in the Assets and owned by Sellers shall be conveyed to Purchasers by good and sufficient bills of sale each in the form of Exhibit D attached hereto (each, a “Bill of Sale” and collectively, the “Bills of Sale”).
3.4Purchasers shall have until five (5) business days prior to the expiration of the Due Diligence Period to review the Title Commitments, Surveys, any updated or new ALTA survey obtained by Purchasers, and any other title or survey matters affecting the Properties and to deliver to Sellers written notice of any objections thereto (collectively, “Title Objections”). Any title or survey

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matters shown on the Title Commitments, Surveys, or any updated or new ALTA survey obtained by Purchasers and not timely objected to by Purchasers in writing prior to the expiration of the Due Diligence Period shall be deemed approved by Purchasers and shall constitute Permitted Exceptions.
(a)If Purchasers timely deliver any Title Objections, Sellers shall have two (2) business days after receipt of such Title Objections to notify Purchasers in writing whether Sellers will elect to cure such Title Objections (and Sellers may, but shall not be obligated to, so elect, except with respect to Must Cure Items (defined below), which Sellers shall be obligated to cure as set forth below). If Sellers fail to deliver a response notice to Purchasers within such two (2) business day period, Sellers shall be deemed to have elected not to cure such Title Objections. If Sellers elect, or are deemed to have elected, not to cure any Title Objection, Purchasers’ sole remedy shall be to either (i) terminate this Agreement prior to the expiration of the Due Diligence Period, in which event the Earnest Money Deposit shall be returned to Purchasers in accordance with this Agreement; or (ii) waive such Title Objection, in which event such Title Objection shall be deemed a Permitted Exception and this Agreement shall continue in full force and effect without any reduction of, credit against or adjustment to the Purchase Price.
(b)Notwithstanding the foregoing, Sellers shall be obligated to address the following items as set forth below, at Sellers’ sole cost and expense, whether or not Purchasers object thereto (the “Must Cure Items”): (i) to remove or, subject to Purchaser’s prior written consent, not to be unreasonably withheld, conditioned or delayed, bond over or cause the Title Company (as defined below) to insure over all mechanics’ liens and judgment liens affecting the Properties and arising from work contracted for by Sellers or Sellers’ Affiliates’ or caused by their respective acts or omissions; (ii) to remove all mortgages and financing instruments created by Sellers, in each case other than the Loan Documents to be assumed by Purchasers or Purchaser Affiliates at Closing pursuant to this Agreement; (iii) to remove or, subject to Purchaser’s prior written consent, not to be unreasonably withheld, conditioned or delayed, bond over or cause the Title Company to insure over all encumbrances against title which are created by or through any Seller after the date hereof, except if otherwise approved in writing by Purchasers in Purchasers’ sole and absolute discretion; and (iv) to pay or cause to be paid any delinquent real property Taxes (as defined below) or special assessments affecting any Property. Notwithstanding anything to the contrary contained herein, (A) in no event shall a Must Cure Item be considered a Permitted Exception; (B) Purchasers shall not be required to object to any Must Cure Item, and (C) except with respect to clause (ii) above, Sellers’ failure to address any Must Cure Item, and any title matter which is not a Must Cure Item that Sellers elect in writing to cure, at or prior to Closing shall not constitute a default by Sellers so long as Sellers have used commercially reasonable efforts to address such Must Cure Item or title matter, and Purchasers’ sole remedies shall be to waive such Must Cure Item or title matter and proceed to Closing without reduction of the Purchase Price, in which event such Must Cure Item or title matter shall constitute a Permitted Exception, or terminate this Agreement and receive a return of the Earnest Money Deposit, and thereafter neither party shall have any further rights, obligations or liabilities hereunder, except for those that expressly survive the termination of this Agreement. For the avoidance of doubt, Must Cure Items shall not include (I) any liens arising from work performed by or on behalf of, or otherwise resulting from the acts or omissions of, any Tenant or any party claiming by, through, or under any Tenant, including any such work consented to or approved by any Seller pursuant to the applicable Lease; or (II) any liens arising from the acts of Purchasers or any party claiming by, through, or under any Purchaser.

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(c)If, after the expiration of the Due Diligence Period, the Title Company issues any update to a Title Commitment disclosing any new title exception not previously disclosed to Purchasers and not caused by Purchasers or any Purchasers’ Representatives (as defined below), or any updated or new ALTA survey obtained by Purchasers discloses any additional material item which was not disclosed on any updated or new ALTA survey obtained by Purchasers prior to the expiration of the Due Diligence Period, which material item was not caused by Purchasers or any Purchasers’ Representatives and was not shown on, disclosed by, or reasonably ascertainable from any Title Commitment, Survey, updated or new ALTA survey, or physical inspection of the applicable Property prior to the expiration of the Due Diligence Period, (each, a “New Exception”), Purchasers shall have five (5) business days after receipt of such update (the “New Exception Review Period”) to review and notify Sellers in writing of Purchasers’ approval or disapproval of such New Exception; if no such notice is provided within such period, the New Exception shall be deemed waived and shall constitute a Permitted Exception. If Purchasers timely disapprove of the New Exception, Sellers shall have two (2) business days after receipt of Purchasers’ disapproval notice to notify Purchasers in writing whether Sellers will elect to cure the New Exception (and Sellers may, but shall not be obligated to, so elect, except with respect to Must Cure Items, which Sellers shall be obligated to address as provided in Section 3.4(b) above). If Sellers fail to deliver a response notice to Purchasers within such two (2) business day period, Sellers shall be deemed to have elected not to cure the New Exception. If Purchasers are dissatisfied with Sellers’ response, or lack thereof, Purchasers may, as their sole and exclusive remedy, elect, by written notice to Sellers within two (2) business days after receipt of Sellers’ response (or within two (2) business days after the expiration of Sellers’ two (2) business day response period if Sellers do not respond), either: (i) terminate this Agreement, in which event the Earnest Money Deposit shall be returned to Purchasers, and thereafter neither party shall have any further rights, obligations or liabilities hereunder, except for those that expressly survive the termination of this Agreement; or (ii) waive the New Exception and proceed with the transactions contemplated by this Agreement, in which event such New Exception shall constitute a Permitted Exception. If Purchasers fail to notify Sellers of an election to terminate within such two (2) business day period, Purchasers shall be deemed to have elected to waive the New Exception, in which event such New Exception shall constitute a Permitted Exception. The Closing Date shall be automatically extended as necessary to accommodate the objection and response periods set forth in this Section 3.4(c).
(d)As used herein, the term “Permitted Exceptions” means, with respect to any Property: (i) general and special real property Taxes and assessments not yet due and payable as of the Closing Date; (ii) the printed exceptions, if any, which appear in an ALTA standard coverage owner’s title policy; provided that Purchasers may, at Purchasers’ sole cost and expense, request that the Title Company remove or modify such exceptions or issue extended coverage or endorsements, but the issuance of any such extended coverage or endorsements shall not be a condition to Purchasers’ obligation to close; (iii) present or future governmental restrictions on use, zoning laws, building codes and other applicable laws, ordinances and regulations; (iv) the Leases and the leases, licenses, or other occupancy agreements set forth on Schedule 3.4; (v) the Loan Documents; (vi) easements, covenants, conditions, restrictions and other matters of record affecting such Property that are disclosed in the Title Commitment and approved (or deemed approved) by Purchasers pursuant to this Section 3.4; (vii) any liens, claims, encumbrances, security interests, title exceptions or other title matters arising from work performed by or on behalf of, or otherwise resulting from the acts or omissions of, any Tenant or any party claiming by, through or under any Tenant, including any such work consented to

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or approved by Sellers pursuant to the applicable Lease (but subject to the terms of Section 10.3 of this Agreement), but excluding any liens arising from work contracted for directly by Sellers; (viii) any liens, claims, encumbrances, security interests, title exceptions or other title matters created by or resulting from the acts of Purchasers or any Purchasers’ Representatives; and (ix) any survey matters shown on the Surveys or any updated or new ALTA survey and approved (or deemed approved) by Purchasers pursuant to this Section 3.4. In no event shall any Must Cure Item constitute a Permitted Exception unless such Must Cure Item has been addressed by Sellers or waived or deemed waived by Purchasers pursuant to this Section 3.4.
4.ASSUMPTION OF LOANS.
4.1Purchasers acknowledge that the Properties are encumbered by the Mortgage Loan, which is evidenced by the Mortgage Loan Documents set forth on Schedule 4.1.
4.2Purchasers acknowledge that the membership interests in each Seller as owner of each Property is encumbered by the Mezzanine Loan which is evidenced by the Mezzanine Loan Documents set forth on Schedule 4.2.
4.3Not later than the fifth (5th) business day following the later of (a) the Effective Date or (b) Purchasers’ receipt of the complete form of application from Lender, Purchasers shall submit complete assumption applications and all application fees required by each Lender, including all documents and information required in connection therewith (collectively, the “Loan Assumption Application”), in order to obtain all necessary written approvals from each Lender for the Loan Assumption. Purchasers (i) shall, and shall cause Purchaser Affiliates and Approved Replacement Guarantor (as defined and designated in Section 4.8 below) to, use commercially reasonable efforts to obtain the Loan Assumption Approvals (as defined below) on or before the Outside Closing Date, and (ii) shall diligently and promptly satisfy each Lender’s requirements for the Loan Assumption, including diligently and promptly delivering items required by such Lender to process the request. Sellers shall, and shall cause Sole Members, Credit RE Operating Company, LLC, a Delaware limited liability company (the “Existing Loan Guarantor”), and their respective Affiliates that are party to any Loan Documents to, reasonably cooperate with Purchasers in Purchasers’ pursuit of the Loan Assumption Approvals, at no out-of-pocket cost or expense to Sellers, Sole Members, Existing Loan Guarantor or their respective Affiliates except de minimis costs or expenses or as otherwise expressly provided in this Agreement or required under the Loan Documents, including promptly providing each Lender with all information and documentation reasonably requested by Purchasers and/or such Lender to complete and process the Loan Assumption Application. Purchasers and Sellers shall keep one another reasonably apprised of all material communications with any Lender and/or its counsel regarding the status of the Loan Assumption.
4.4Subject to Section 7.3 below, Sellers acknowledge and agree that Purchasers and their counsel may communicate directly with each Lender and its counsel regarding the Loan Assumption. From and after the Effective Date through Closing, Purchasers shall continue to have the right to communicate directly with each Lender and its respective counsel for the purpose of requesting Permitted Loan Modifications in accordance with Section 4.5 below for such Lender’s consideration and approval (or disapproval), and otherwise to request and obtain the Loan Assumption Approvals and effectuate the Loan Assumption.

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4.5Sellers and Purchasers acknowledge and agree that Purchasers’ requested modifications to the Loan Documents shall be limited to commercially reasonable modifications made in good faith and reasonably necessary or appropriate in connection with the Loan Assumption (“Permitted Loan Modifications”), including, without limitation, changes or amendments to the Loan Documents: (i) as necessary to recognize the organizational and ownership structure of Purchasers, Purchaser Affiliates and Approved Replacement Guarantor; (ii) to change the notice addresses under the Loan Documents; (iii) if required by a Lender to update or remake representations in the Loan Documents, updates and/or modifications to such representations as necessary to make them factually correct; and (iv) modifications to the permitted transfer provisions, insurance provisions, reporting requirement provisions, assignment and subordination of management agreement provisions, and other provisions, in each case as reasonably required to adapt the Loan Documents to Purchasers’ organizational structure, policies, procedures, and/or business practices, and substantially consistent with modifications previously obtained by Affiliates of Purchasers in connection with other securitized loans. For the purposes of this Agreement, the Permitted Loan Modifications shall not include any modification that has the effect of (A) changing the economic terms of the Loans, or (B) requiring any Seller, Sole Member or Existing Loan Guarantor to incur any additional liabilities or obligations other than obligations expressly set forth in the Loan Documents for events or matters occurring before the Closing, it being understood that Sellers, Sole Members and Existing Loan Guarantor shall not have any liabilities or obligations under the Loan Documents (as assumed and modified) for any acts or events first occurring after the Closing.
4.6In no event shall Purchasers, Purchaser Affiliates, Approved Replacement Guarantor or any of their respective Affiliates be required, in order to obtain the Loan Assumption Approvals or otherwise, to assume any liability or obligations under any Loan Documents which (i) are not contained in the Loan Documents listed on Schedule 4.1 or Schedule 4.2, (ii) arose or accrued prior to the Closing Date, (iii) arose or accrued as a result of any breach or default of any Seller, any Sole Member, the Existing Loan Guarantor or their respective Affiliates under any of the Loan Documents or the Loan Assumption Documents executed by any Seller, Sole Member, Existing Loan Guarantor or any of their respective Affiliates, or (iv) relate to the failure to pay any mortgage documentary stamp tax, intangibles tax or other Tax due and payable prior to the Closing (but excluding, for the avoidance of doubt, any such mortgage documentary stamp tax, intangibles tax or other Tax that constitutes a Loan Assumption Cost hereunder, all of which shall be payable by Purchasers solely if and to the extent applicable) (collectively, the “Excluded Loan Liabilities”). Purchasers’ obligation to close shall be conditioned upon the Loan Assumption Documents not requiring Purchasers, Purchaser Affiliates, Approved Replacement Guarantor or any of their respective Affiliates to assume any Excluded Loan Liabilities; provided, however, that the foregoing shall not apply to any Loan Assumption Costs or other costs, fees, expenses, taxes or charges expressly allocated to Purchasers under this Agreement. The failure of the Loan Assumption Documents to satisfy the condition set forth in this Section 4.6 shall not constitute a default by Sellers, and Purchasers’ sole remedy shall be to terminate this Agreement pursuant to Section 6.2.
4.7As used herein, “Loan Assumption Costs” means all costs, fees and expenses (including, without limitation, all servicing fees and charges, rating agency fees and charges, processing fees, transfer fees, application fees, loan assumption fees, title fees, endorsement fees, and other fees related to each Loan Assumption Approval and the review thereof) actually incurred by, imposed by or charged by a Lender with respect to the Loan Assumption, including, without

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limitation, attorneys’ fees and expenses for such Lender’s counsel (but excluding, in all events, any attorneys’ fees or other costs incurred by Sellers, Sole Members, Existing Loan Guarantor, any Affiliate of Sellers, or their respective property or asset managers in connection with the Loan Assumption, other than such fees and costs as shall be charged by a Lender in connection with the Loan Assumption, which shall be included in the Loan Assumption Costs).
4.8As used herein: (a) Purchasers’ designee as the “Approved Replacement Guarantor” (as defined in the Loan Documents) with respect to each Loan shall be XXXXX, a Delaware limited partnership, or such other Affiliate of Purchasers as Purchasers may designate in writing, (b) “Loan Assumption Approval” means, collectively, (i) the unconditional approval (or conditional approval and the satisfaction of all conditions thereto) by each Lender of the Loan Assumption, (ii) the terms and conditions imposed by each Lender shall not impose any material additional obligations on Purchasers, Purchaser Affiliates, the Approved Replacement Guarantor or any of their respective Affiliates not currently set forth in the Loan Documents, unless approved by Purchasers in their reasonable discretion, (iii) Purchasers and each Lender shall have approved the form and content of all Loan Assumption Documents, with Purchasers’ approval not to be unreasonably withheld, conditioned or delayed; provided, that Sellers, Sole Members and Existing Loan Guarantor shall have approval rights solely with respect to those Loan Assumption Documents to which they are a party and which impose obligations or liabilities directly upon them (which approval shall not be unreasonably withheld, conditioned or delayed), and provided, further, that Purchasers’ approval shall not be unreasonably withheld, conditioned or delayed, and (iv) the release of Sellers, Sole Members and Existing Loan Guarantor from liability under the Loan Documents from and after Closing, subject only to any obligations that expressly survive under the Loan Documents or Loan Assumption Documents and relate to acts, events or obligations first accruing prior to Closing, (c) “Loan Assumption Approval Date” means the date on which Purchasers have received written evidence of the Loan Assumption Approval from each Lender, and (d) “Loan Assumption Documents” means, collectively, all documents to be executed by Sellers, Sole Members, Existing Loan Guarantor, their respective Affiliates, Purchasers, Purchaser Affiliates, the Approved Replacement Guarantor and the Lenders, as applicable, in connection with the Loan Assumption.
5.DEFAULT.
5.1If any Purchaser fails to consummate the Closing in accordance with this Agreement when required to do so (i.e., when all of Sellers’ closing conditions have been satisfied (or waived by Sellers) and Sellers are otherwise ready, willing and able to close), and such failure continues for five (5) business days after written notice from Sellers informing Purchasers of such failure (provided that there shall be no such notice and cure period for Purchasers’ failure to timely deliver the Closing Payment on the Closing Date), then Sellers’ sole and exclusive remedy shall be to terminate this Agreement and retain the Earnest Money Deposit as liquidated damages; provided, however, that the foregoing shall in no way be deemed to limit Purchasers’ liability to Sellers pursuant to any indemnification provisions of this Agreement, including without limitation, as set forth in Article 7. PURCHASERS AND SELLERS AGREE THAT IF PURCHASERS FAIL TO CONSUMMATE THE CLOSING AS DESCRIBED IN THIS SECTION 5.1 AND SELLERS TERMINATE THIS AGREEMENT, THE DAMAGES TO SELLERS WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN, AND THAT A MONETARY SUM EQUAL TO THE EARNEST MONEY DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES TO

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SELLERS, SUCH DAMAGES INCLUDING COSTS OF NEGOTIATING AND DRAFTING OF THIS AGREEMENT, COSTS OF COOPERATING IN SATISFYING CONDITIONS TO CLOSING, COSTS OF SEEKING ANOTHER PURCHASER UPON PURCHASERS’ DEFAULT, OPPORTUNITY COSTS IN KEEPING THE PROPERTIES OUT OF THE MARKETPLACE, AND OTHER COSTS INCURRED IN CONNECTION HEREWITH. ACCORDINGLY, PURCHASERS AGREE THAT IN THE EVENT OF PURCHASERS’ DEFAULT AND TERMINATION OF THIS AGREEMENT BY SELLERS, SELLERS SHALL BE ENTITLED TO RECEIVE A MONETARY SUM EQUAL TO THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES (THE “LIQUIDATED DAMAGES”), AS SELLERS’ SOLE AND EXCLUSIVE REMEDY. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY BUT IS INTENDED TO CONSTITUTE, TO THE EXTENT APPLICABLE, LIQUIDATED DAMAGES TO SELLERS PURSUANT TO APPLICABLE LAW. If the Closing is consummated and Purchasers fail to perform any obligation of Purchasers under this Agreement that expressly survives Closing, Sellers’ sole remedy shall be an action for money damages, subject to and in accordance with the terms hereof.
5.2If any Seller fails to perform any of its obligations under this Agreement in any material respect, or breaches any of its covenants, representations or warranties contained in this Agreement in any material respect, when all of Purchasers’ closing conditions have been satisfied (or waived by Purchasers) and Purchasers are otherwise ready, willing and able to close (provided that the requirement that Purchasers be ready, willing and able to close shall not apply if Sellers are then in material breach of any covenant, representation or warranty required to be performed or made prior to the Closing Date that is not cured within the applicable five (5) business day cure period) and such failure or breach continues for five (5) business days after written notice from Purchasers (provided that there shall be no such cure period for Sellers’ failure to deliver any of the closing deliverables required to be delivered by Sellers pursuant to Section 11.1, unless such failure arose from events outside Sellers’ reasonable control (for example, an overnight delivery service’s unavailability or failure to deliver a closing deliverable) or for Sellers’ failure to consummate the Closing on the Closing Date for any reason other than Purchasers’ default), informing Sellers of such failure or breach, then Purchasers’ sole and exclusive remedy shall be to elect, by written notice delivered prior to or at Closing, one of the following:
(a)Terminate this Agreement in which event the Earnest Money Deposit shall be returned to Purchasers and Sellers shall reimburse Purchasers for Purchasers’ Costs and Expenses (subject to the Expense Cap), and thereafter neither party shall have any further rights, obligations or liabilities hereunder, except for the rights, obligations and liabilities that expressly survive the termination of this Agreement; or
(b)Seek specific performance to cause Sellers to convey the Assets to Purchasers, provided that any such action must be commenced within sixty (60) days after the occurrence of such default. Notwithstanding anything to the contrary contained herein, Purchasers shall not be entitled to recover damages in lieu of specific performance except if specific performance is unavailable as a result of Sellers’ conveyance of the Properties to another party in violation of this Agreement or other willful default, in which case Purchasers may pursue actual damages, which shall not be subject to the Cap Amount. The provisions of this Section 5.2(b) shall survive the termination of this Agreement.

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From and after Closing, Purchasers’ sole remedy for any breach by Sellers of any representation, warranty or covenant that expressly survives Closing shall be an action for money damages, subject to the limitations set forth in this Agreement, and Purchasers shall be deemed to have waived any claim with respect to any matter of which Purchasers had actual knowledge prior to Closing and nonetheless elected to proceed with Closing. In no event shall Purchasers be entitled to recover any consequential, incidental, special, punitive or exemplary damages, including any damages for lost profits, loss of opportunity or changes in market conditions. Notwithstanding anything to the contrary contained herein, in no event shall the limitations of liability and remedies set forth in this Section 5.2 limit the indemnification obligations of Sellers expressly set forth in this Agreement, all of which shall remain in full force and effect subject to the applicable limitations expressly set forth in this Agreement.
6.CONDITIONS PRECEDENT TO CLOSING.
6.1The obligation of Sellers, on the one hand, and Purchasers, on the other hand, to consummate the transactions contemplated hereby is subject to the satisfaction (or waiver by the party entitled to the benefit thereof) of each and all of the following conditions precedent:
(a)All representations and warranties of the other party contained in this Agreement shall be true and correct in all material respects when made and also as of the Closing Date when remade; provided, however, that with respect to Sellers only, such representations and warranties shall be subject to Section 9.2;
(b)All obligations of the other party under this Agreement shall have been duly performed and satisfied in all material respects and all documents, instruments and deliveries required to be delivered at Closing shall have been duly delivered;
(c)There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against the other party that would materially and adversely affect such party’s ability to perform its obligations under this Agreement;
(d)The Loan Assumption Approval shall have been obtained and Purchasers and Purchaser Affiliates shall have satisfied all requirements for the Loan Assumption, including the execution and delivery to Lenders of all Loan Assumption Documents required under the Loan Documents, as modified only by Permitted Loan Modifications, or otherwise reasonably required by such Lenders in connection with the Loan Assumption (the “Loan Assumption Condition”). In connection therewith, Purchasers and Purchaser Affiliates shall cooperate with each Lender’s reasonable requests for information and shall take title to the Property and pledge their respective interests in each Purchaser, in each case, through entities which satisfy the single purpose entity and bankruptcy-remote requirements of each Lender, and otherwise comply with the transfer provisions set forth in the Loan Documents (as the same may be modified by Permitted Loan Modifications) and execute and deliver all documents reasonably required by Lender in connection with the foregoing. Sellers shall, and shall cause Sole Members, Existing Loan Guarantor and their respective Affiliates that are party to the Loan Documents to, at no out-of-pocket cost or expense to such parties (other than de minimis costs or expenses), reasonably cooperate with Purchasers and Purchaser Affiliates in connection with obtaining the Loan Assumption Approval, including executing customary

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documentation; provided, however, that such cooperation shall not require Sellers, Sole Member or Existing Loan Guarantor to incur any liability, provide any guaranty or indemnity, modify the terms of the Loan Documents, or delay the Closing, except as otherwise provided in this Agreement.
(e)(i) with respect to each Tenant’s right of first Offer under the applicable Lease, either (A) such Tenant shall have waived or rejected such right in writing; (B) such Tenant shall have failed to timely deliver an Acceptance Notice (as defined in the applicable Lease) within forty-five (45) days after receipt of the offer and shall therefore be deemed to have rejected the Offer pursuant to the applicable Lease; or (C) if any further notice or re-offer right is triggered under the applicable Lease, including by reason of a purchase price less than ninety-five percent (95%) of the price described in the Offer or materially different terms other than price, such further right shall have been waived, rejected or deemed rejected in accordance with the applicable Lease; (ii) for Purchasers’ benefit only, Purchasers shall have received a Conforming Estoppel (as defined below) from each Tenant in accordance with Section 11.1(g), and (iii) for Purchasers’ benefit only, Purchasers shall have received an SNDA (as defined below) from each Tenant in accordance with Section 11.1(h);
(f)For Purchasers’ benefit only, Sellers shall have delivered (or caused to be delivered) to Purchasers or the Title Company, as applicable, on or before the Closing Date, each of the documents and other items required to be delivered by Sellers pursuant to Section 11.1; and
(g)For Purchasers’ benefit only, Commonwealth Land Title Insurance Company, National Commercial Services - New York office located at The Graybar Building, 420 Lexington Avenue, Suite 2334-35A, New York, New York 10170, Attention: David Schunke (in its capacity as the title insurance company hereunder, the “Title Company”) shall be unconditionally committed to deliver to each Purchaser one or more ALTA standard coverage owner’s title insurance policies (or irrevocable and unconditional binders to issue the same) insuring title to its applicable Property subject only to the Permitted Exceptions, in an amount not less than the portion of the Purchase Price allocated to such Property as set forth on Schedule I (each, a “Title Policy” and collectively, the “Title Policies”); provided, however, that Purchasers may elect to obtain extended coverage or endorsements from the Title Company at Purchasers’ sole cost and expense, but the issuance of any such extended coverage or endorsements shall not be a condition to Purchasers’ obligation to close hereunder. The foregoing shall be subject to the conditions that (i) in advance of Closing, Purchasers shall have taken all necessary and customary actions to arrange for or allow issuance of such Title Policies by Title Company, and (ii) all applicable premiums or other charges required for the issuance of such Title Policies are paid pursuant to Section 12.1. In the event this Agreement is terminated due to the failure of a condition to Closing other than as a result of a default hereunder by either party, Purchasers and Sellers shall each bear one-half (1/2) of the cost of any cancellation fees charged by Title Company and Escrowee in connection with the issuance of commitments for the Title Policies and escrow services. In the event this Agreement is terminated as a result of a default hereunder by either party, the defaulting party shall pay all such cancellation fees. The immediately preceding two sentences shall survive the termination of this Agreement.
6.2So long as a party is not in default hereunder, if any condition to such party’s obligation to proceed to Closing has not been satisfied as of the Closing Date, such party may, in its sole and absolute discretion, either (a) terminate this Agreement by written notice to the other party on or before the Closing Date, and neither party shall have any further rights, obligations or liabilities hereunder, except for the rights, obligations and liabilities that expressly survive the termination of this

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Agreement, or (b) elect to proceed to Closing notwithstanding such unsatisfied condition, in which event such condition shall be deemed waived. If this Agreement is terminated pursuant to this Section 6.2, the Earnest Money Deposit shall be returned to Purchasers, unless such termination results from a default by Purchasers, in which case the provisions of Section 5.1 shall apply. This Section 6.2 shall survive the termination of this Agreement.
6.3If a party elects to proceed to Closing notwithstanding the nonsatisfaction of any condition, such party shall be deemed to have waived any claim with respect to such condition and any matter of which such party had actual knowledge as of Closing.
7.INVESTIGATIONS; ACCESS.
7.1Subject to the terms of each Lease and this Article 7, Purchasers and Purchasers’ Representatives shall be permitted to enter upon the Properties at reasonable times to examine, inspect, investigate, test, and study the Properties and all records and other documentation provided by Sellers or located at the Properties to the extent such records and documents relate to the maintenance, condition and repair of the Properties (collectively, the “Investigations”). Purchasers may conduct the Investigations with its Affiliates, Scout, and their respective Affiliates, and the officers, employees, contractors, consultants, agents, representatives, current and prospective lenders, insurers and investors of Purchasers, Scout or their respective Affiliates (collectively, “Purchasers’ Representatives”); provided that Purchasers shall be responsible for any failure of Purchasers’ Representatives to comply with this Article 7. Notwithstanding the foregoing, Purchasers shall not perform any invasive examinations, inspections, investigations or tests at or on the Properties (including, without limitation, any “Phase II” environmental tests) without Sellers’ prior written consent, which consent may be withheld in Sellers’ sole and absolute discretion; provided, however, that Sellers’ consent to the taking of physical samples shall not be unreasonably withheld, conditioned or delayed. All costs and expenses incurred in connection with the Investigations shall be considered Purchasers’ Costs and Expenses.
7.2Subject to the terms of each Lease, Purchasers and Purchasers’ Representatives shall have the right to enter upon the Properties to conduct the Investigations on business days between 9:00 a.m. and 5:00 p.m. (local time) or at such other times as permitted by Sellers; provided that, in each such instance, (a) Purchasers provide Sellers with at least six (6) business days’ prior written notice of any on-site Investigations (with email notice to XXXXX at XXXXX or XXXXX at XXXXX constituting proper notice for such purpose); (b) the date and approximate time period are coordinated with Sellers; and (c) Purchasers and Purchasers’ Representatives are in full compliance with the insurance requirements set forth in this Article 7. Sellers shall have the right, at their option, to have a representative present during any on-site Investigations. Purchasers shall use commercially reasonable efforts to ensure that neither it nor any Purchasers’ Representatives unreasonably interfere with any operations at the Properties or the rights of any Tenant under the applicable Lease, and Purchasers shall use commercially reasonable efforts to cause Purchasers’ Representatives to comply with Sellers’ and/or the applicable Tenant’s reasonable requests with respect to the Investigations to minimize such interference. Purchasers’ access rights shall at all times remain subject to the rights of Tenants under the applicable Leases, including any advance notice or accompaniment rights thereunder. Purchasers shall not cause or permit Purchasers’ Representatives to cause or permit any mechanic’s liens, materialmen’s liens or other liens to be filed against the Properties as a result of the Investigations. If any such lien is filed, Purchasers shall cause the same to be discharged, bonded over or otherwise

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removed of record within seven (7) business days after written notice from Sellers, to be extended by a period not to exceed thirty (30) business days after such written notice as long as Purchaser is diligently pursuing discharge of such lien, provided that such remedial efforts shall not extend beyond the Outside Closing Date. At Sellers’ request, Purchasers shall, at Purchasers’ sole cost and expense, repair any damage to the Properties or any other property located thereon owned by any person or entity other than Purchasers arising from or in connection with the Investigations, and restore such damaged property to substantially the same condition existing prior to the applicable Investigations, or replace such damaged property with property of substantially the same quantity and quality. In connection with any permitted testing, sampling or other work performed pursuant to this Article 7, Purchasers shall promptly dispose of, or cause to be disposed of, at its sole cost and in accordance with applicable law, all waste, samples or other materials generated or removed by Purchasers or Purchasers’ Representatives arising from or in connection with the Investigations. Purchasers shall, and shall cause Purchasers’ Representatives to, comply in all material respects with all applicable laws and the applicable Leases in connection with the Investigations.
7.3Purchasers shall not, and shall not instruct or knowingly permit Purchasers’ Representatives to, directly or indirectly contact (a) any consultant or other professional known to Purchasers to have been engaged by Sellers with respect to the Properties to ask questions involving any matter with respect to the Properties without Sellers’ prior written consent, not to be unreasonably withheld, conditioned or delayed; (b) any Tenant, subtenant, licensee, concessionaire or other occupant of the Properties (collectively, “Tenant Parties”, and each, a “Tenant Party”), or any employee or representative of any Tenant Party, involving any matter with respect to the Properties, without providing Sellers at least two (2) business days’ prior written notice; provided that all such communications shall be coordinated through Sellers, Sellers shall have the right to participate in such communications, and such communications shall be limited to confirmatory diligence matters and shall not include negotiations of lease terms, amendments, consents or other matters affecting the landlord-tenant relationship; (c) any Lender regarding the Properties or the Loans without providing Sellers at least two (2) business days’ prior written notice; provided that all such communications, except that (i) the foregoing limitation with respect to Lender shall only apply to the initial contact with each such Lender, which shall be coordinated through Sellers (and Sellers shall have the right to participate in such initial contact), and (ii) following such initial contact, Purchasers and Purchasers’ Representatives may communicate directly with each Lender regarding the assumption of the Loans and related diligence matters without further coordination by Sellers; provided that, in each case, Purchasers shall not (x) request modification, waiver or amendment of the Loan Documents or (y) make any statements or take any actions that would reasonably be expected to adversely affect Sellers’ relationship with any Lender without Sellers’ prior written consent; or (d) any United States national, federal, state, provincial, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal or judicial body (collectively, “Governmental Entities”) regarding the Properties without Sellers’ prior written consent, not to be unreasonably withheld, conditioned or delayed; provided, however, that Purchasers and Purchasers’ Representatives may contact Governmental Entities regarding the review of building department, health department, zoning department, environmental, and other local Governmental Entity records with respect to the Properties, including, without limitation, for the preparation of zoning reports, property condition reports and environmental assessment reports. Purchasers shall not make any representations or commitments on behalf of Sellers. All such communications and any information

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disclosed therein shall constitute Property Information (as defined below) and be subject to the confidentiality provisions set forth in Article 19.
7.4Each Purchaser, for itself and its Affiliates and, to the extent within such Purchaser’s control, Purchasers’ Representatives, hereby releases Sellers and their Affiliates, partners, trustees, beneficiaries, directors, shareholders, members, managers, officers, employees, advisors, attorneys, brokers, contractors, tenants and agents (collectively, the “Indemnified Parties”) from any liability, damage, loss, cost or expense arising from or in connection with the Investigations, except to the extent resulting from (a) the mere discovery of pre-existing Hazardous Materials (as defined below) or other conditions (including environmental conditions) at the Properties not materially exacerbated by Purchasers or Purchasers’ Representatives, or (b) the gross negligence or willful misconduct of Sellers. Each Purchaser shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all liabilities, claims, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs and litigation expenses) arising from or in connection with the Investigations or any activities of Purchasers or Purchasers’ Representatives at the Properties, including, without limitation, mechanics’ liens, damage to the Properties or injury to persons or property, except to the extent resulting from (i) the mere discovery of pre-existing Hazardous Materials or other conditions (including environmental conditions) at the Properties not materially exacerbated by Purchasers or Purchasers’ Representatives, or (ii) the gross negligence or willful misconduct of Sellers. Purchasers shall maintain or shall cause Purchasers’ Representatives conducting any Investigations to maintain, (A) commercial general liability insurance and personal and advertising injury liability insurance with limits of not less than One Million and 00/100 Dollars ($1,000,000.00) per occurrence and Two Million and 00/100 Dollars ($2,000,000.00) in the aggregate, including coverage for bodily injury, death, property damage and products/completed operations, and (B) workers’ compensation insurance to the extent required by law. Such liability insurance shall name Sellers and such Affiliates or lenders designated by Sellers as additional insureds and shall provide for a waiver of subrogation. Prior to the commencement of any Investigations at the Properties, Purchasers shall deliver, or shall cause each third-party Purchasers’ Representative conducting any Investigations to deliver, to Sellers certificates evidencing such insurance, and such insurance shall not be terminated without at least ten (10) days’ prior written notice to Sellers. For the avoidance of doubt, Purchasers shall remain responsible for ensuring that the insurance required under this Section 7.4 is maintained with respect to all on-site Investigations, whether maintained by Purchasers or by Purchasers’ Representatives. Each Purchaser waives all rights against Sellers and the Indemnified Parties for recovery of damages to the extent covered by Purchasers’ insurance policies. If any insurance policy implicated by the waiver set forth above does not permit a pre-loss waiver of subrogation, Purchasers shall obtain an endorsement permitting such waiver. The provisions of this Section 7.4 shall survive the termination of this Agreement and the Closing for a period of six (6) months and shall not be merged into any documents executed or delivered at Closing. For the avoidance of doubt, Purchasers’ obligations under this Article 7, including its indemnification, restoration and insurance obligations, shall not constitute Purchasers’ Costs and Expenses or otherwise be subject to reimbursement by Sellers pursuant to this Agreement, except to the extent expressly included within the definition of Purchasers’ Costs and Expenses.
7.5Purchasers acknowledge and agree that they shall have no right to review or inspect any of the following (except in each case to the extent made available by Sellers to Purchasers): (i) internal memoranda, correspondence, analyses, documents, or reports prepared by or for Sellers or Affiliates of

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Sellers in connection with (A) this Agreement, (B) the transactions contemplated by this Agreement, (C) the acquisition of the Assets by Sellers, or (D) any prior or current contemplated reorganization of Sellers or any of their Affiliates; (ii) communications between Sellers and any of their Affiliates; or (iii) appraisals, assessments or other valuations of the Assets in the possession of Sellers or any of their Affiliates.
7.6As used herein, “Hazardous Materials” means (a) any lead, petroleum, hazardous or toxic petroleum derived substances or petroleum products, flammable explosives, radioactive materials, radon, mold, asbestos or asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs), per- or polyfluoroalkyl substances; (b) any chemicals or other materials or substances which are regulated, classified or defined as or included in the definition of “hazardous substances,” “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “pollutant” or “contaminant” or any similar denomination intended to classify substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law; and (c) any other hazardous, toxic, dangerous or deleterious waste, material (including, without limitation, building construction materials and debris) or substance that is regulated by, or may in the future form the basis of liability under, any Environmental Law.
7.7As used herein, “Environmental Laws” means all laws, statutes, rules, regulations, ordinances, common law and other pronouncements having the effect of law of the United States or of any other governmental authority, and any permit, writ, judgment, decree, injunction or similar order, directive or other requirement of any governmental authority (in each such case whether preliminary or final) concerning pollution or protection of the indoor or outdoor environment, sanitation, public and worker health and safety (regarding Hazardous Materials), including laws relating to wetlands, emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into the indoor or ambient air, surface water, groundwater, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Comprehensive Environmental Response, Compensation and Liability Information System, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act (regarding Hazardous Materials), and similar federal, state, provincial, municipal or local laws, in all cases as have been or may be amended from time to time.
8.CLOSING.
8.1The consummation of the transactions contemplated hereunder (the “Closing”) shall take place, by means of a customary deed and money escrow (the “Closing Escrow”) established with Escrowee as “Escrow Agent”, on a date that, unless otherwise extended pursuant to this Section 8, is fifteen (15) business days after Purchasers’ delivery to Sellers of the Proceed Notice (the “Closing Date”), or such earlier date as the parties may mutually agree; provided, that all conditions to Closing set forth in this Agreement have been satisfied or waived as of the Closing Date. The Closing shall be a so-called “New York style” closing where any Title Policies are provided to Purchasers at Closing even though the Deeds have not yet been recorded (which Title Policies may be provided in the form of a customary, so called “mark-up” of a title insurance commitment, along with customary agreements from Title Company regarding issuance of coverage at Closing). Sellers shall provide any

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so-called “gap” undertaking (in a form reasonably acceptable to Sellers and the Title Company) which may be required by Title Company in order for such “New York style” closing to occur. The Closing Date shall be automatically extended as necessary to accommodate any cure or response period or any objection or response period otherwise set forth in this Agreement, but in no event shall the Closing occur later than September 14, 2026 (the “Outside Closing Date”).
8.2Either party shall have a one-time right to extend the Closing Date for up to thirty (30) days (a “Closing Date Extension”) for the purpose of satisfying any condition to Closing under this Agreement, including, without limitation, the Loan Assumption Condition and delivery of a Conforming Estoppel and SNDA, so long as such failure of such condition to Closing to be satisfied was not cause by any breach of such party’s obligations under this Agreement. To effectuate a Closing Date Extension, the extending party shall deliver written notice to the other party and Title Company not later than three (3) business days before the scheduled Closing Date specifying the new Closing Date (a “Closing Date Extension Notice”), and, upon delivery of the Closing Date Extension Notice, the Closing and the Closing Date shall be extended to the date set forth in the Closing Date Extension Notice.
8.3Purchaser shall have the additional right to extend the Closing Date for additional increments of up to fifteen (15) days each (each, an “Additional Closing Date Extension”) solely for the purpose of satisfying the Loan Assumption Condition as long as Purchaser is not then in default under its obligations under this Agreement with respect to the Loan Assumption beyond any applicable notice and cure period, and is continuing to diligently pursue the Loan Assumption; provided, further, however, that in no event shall the Closing occur later than the Outside Closing Date. To effectuate an Additional Closing Date Extension, Purchaser shall deliver written notice to Seller and Title Company not later than three (3) business days before the then-scheduled Closing Date specifying the new Closing Date (each, an “Additional Closing Date Extension Notice”), and, upon delivery of an Additional Closing Date Extension Notice, the Closing and the Closing Date shall be extended to the date set forth in the Additional Closing Date Extension Notice.
8.4Purchasers recognize that it is a material condition to the obligations of Sellers under this Agreement that the Closing occur not later than the Closing Date (as the same may be extended in accordance with the terms hereof). Accordingly, Purchasers agree that it shall not be entitled to any adjournment of the Closing beyond the Closing Date (as so extended), TIME BEING OF THE ESSENCE as to the performance of the obligations of Purchasers hereunder on or prior to such date.
9.SELLERS’ AND PURCHASERS’ REPRESENTATIONS AND WARRANTIES.
9.1Sellers’ Representations and Warranties. Subject to the exceptions identified on Schedule 9.1 and except for those items and/or matters of which Purchasers are deemed to have knowledge pursuant to Section 9.3, other than with respect to the representation set forth in Section 9.1(t), as a material inducement to execute this Agreement and consummate this transaction, each Seller represents and warrants to Purchasers, effective as of the date hereof and as of the Closing Date, that:

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(a)No approval, order, authorization or consent of any governmental authority or any other person or entity, which has not been obtained, is required for or will arise out of (i) the execution, delivery and performance of this Agreement, the Deeds and any other agreements entered by Sellers or Sole Members hereunder (collectively, “Transaction Documents”); or (ii) the consummation of the transactions contemplated by this Agreement.
(b)Each of the Sellers is a limited liability company, validly existing and in good standing under the laws of the State where such entity was formed, and each is qualified to transact business in the states in which the Properties are located. Each Seller now has, and at Closing each Seller will have, the requisite right, power and authority to enter into and perform the terms of this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and all other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary parties and no other proceedings on the part of any Seller are or at Closing will be necessary in order to permit it to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each Seller that is a party thereto and (assuming, as applicable, valid execution and delivery by Purchasers) is a legal, valid and binding obligation of such Seller enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. Neither the delivery of this Agreement nor the delivery of any of the other Transaction Documents nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which any Seller is a party or to which any Seller is bound.
(c)There is no litigation, proceeding or investigation pending or, to Sellers’ actual knowledge, threatened in writing against any of the Sellers relating to any individual Property which could reasonably be expected to materially prevent, enjoin, alter or delay the consummation of the transactions contemplated by this Agreement.
(d)Sellers have not received written notice that any proceeding is pending or threatened for the total or partial condemnation of any Property.
(e)Sellers have not received written notice from any governmental authority or other person of, and do not otherwise have knowledge of, any material violation of or liability under any Environmental Laws with respect to the Properties, which violations or liabilities remain uncured as of the Effective Date; to Sellers’ actual knowledge, no Hazardous Materials have been generated, stored, treated, released or disposed of in, on, under, about or from the Properties that require investigation or remediation or that are otherwise in material violation of or subject to material liability under any Environmental Laws; and Sellers have not expressly assumed, undertaken, provided an indemnity with respect to, or otherwise become subject to any material liabilities of any other person or entity arising under Environmental Laws or relating to Hazardous Materials pursuant to any written agreement to which Sellers are a party, in each case with respect to the Properties.
(f)Sellers have not received written notice from any governmental authority of any material violation of any municipal, county, State or Federal statutes, codes, ordinances, laws, rules or regulations applicable to the Properties, which violations remain uncured as of the Effective Date.

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(g)(i) all Tax Returns (as hereinafter defined) required to be filed by Sellers with respect to the Properties have been duly and timely filed with the appropriate governmental body, and each such Tax Return has been prepared in compliance with all applicable laws and regulations and is true, correct and complete in all respects; (ii) to Sellers’ actual knowledge, all Taxes owed by the Sellers or for which the Sellers may otherwise be liable with respect to the Properties (in each case whether or not shown on any Tax Return) that are or have become due (taking account of extensions) have been timely paid, withheld or accrued in full; (iii) there are no deficiencies for Taxes of any Seller with respect to the Properties that have been asserted, claimed, proposed or assessed, and, to Sellers’ actual knowledge, no audit, examination or other claim with respect to Taxes of any Seller pertaining to the Properties is pending, threatened or currently being conducted by, any governmental body; and (iv) there are no liens for Taxes on any of the Properties other than liens for Taxes not yet due and payable.
(h)Sellers are not “foreign persons” under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) and, upon consummation of the transactions contemplated hereby, Purchasers will not be required to withhold from the Purchase Price any withholding Tax under FIRPTA.
(i)Other than the right of first Offer of the Tenants under the applicable Leases, there are no rights of first refusal, rights of first offer, purchase options or similar purchase rights with respect to any Property, excluding any rights or remedies of Lenders under the Loan Documents or applicable law in connection with any foreclosure, enforcement or exercise of remedies thereunder.
(j)No Seller is acting on behalf of (a) an “employee benefit plan” (as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974 (“ERISA”)) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975(e) of the Internal Revenue Code of 1986 (the “Code”) that is subject to Section 4975 of the Code (each of the foregoing, a “Plan”), (c) an entity or account the assets of which constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA, or (d) a “governmental plan” within the meaning of Section 3(32) of ERISA.
(k)Neither Sellers nor, to Sellers’ actual knowledge, any of their respective Affiliates is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and Executive Order No. 13224 (the “Executive Order”) (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws”). Neither Sellers, nor any person controlling or controlled by Sellers, is a country, territory, individual or entity named on a list maintained by the U.S. Government identifying persons or entities subject to sanctions or other restrictions (a “Government List”), and the monies used in connection with this Agreement were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations.

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(l)No Seller has (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.
(m)(i) all amounts due and payable by Sellers under any declarations, development agreements, reciprocal and/or operating easement agreements, or the like, impacting any Property (the “REAs”), if any, have been paid in full, (ii) to Sellers’ actual knowledge, all obligations of Sellers to be performed under the REAs prior to the Closing Date have been satisfied, and (iii) to Sellers’ actual knowledge, no default exists under any of the REAs by Sellers or any other party thereto.
(n)To Sellers’ actual knowledge, Sellers currently possess all material licenses, permits, certificates of occupancy and other governmental authorizations necessary to own and operate the Properties (the “Licenses & Approvals”), and Sellers have not received any written notice from any governmental authority of (i) any uncured material violation, default, intended or threatened non-renewal, suspension or revocation of any License or Approval, or (ii) any failure by Sellers to obtain any of the Licenses & Approvals required for the use, occupancy or operation of any Property that has not been cured.
(o)To Sellers’ actual knowledge, each Lease is in good standing and in full force and effect in accordance with its terms; the Leases have not been modified, amended, terminated, renewed, or extended, except as disclosed in the Due Diligence Materials; to Sellers’ actual knowledge, none of the parties to the Leases are in default of any of their obligations thereunder and no event has occurred that, with the giving of notice or passage of time, or both, would constitute a default thereunder; and there are no unpaid leasing commissions, brokerage commissions, tenant improvement allowances, tenant inducement allowances, rent abatements, free rent or similar inducements, capital costs and expenses incurred for capital improvements to satisfy initial construction obligations under the Leases, legal and other professional fees or other expenditures incurred in connection with the current term of the Leases, or other leasing costs due and payable with respect to the Leases (collectively, “Leasing Costs”), and none shall be due and payable by Purchasers on or after the Closing. Notwithstanding the foregoing, to the extent any of the foregoing representations or warranties are made by a Tenant in a Conforming Estoppel delivered pursuant to Section 11.1(g), such representation or warranty shall be deemed not to have been made by Sellers under this Agreement unless Sellers had actual knowledge that such representation or warranty was untrue as of the date such Conforming Estoppel was delivered.
(p)Sellers have not entered into any service, maintenance, supply, leasing (other than the Leases), brokerage (other than the Brokerage Agreement (as defined below)), listing or other contracts relating to the Properties which will be binding upon Purchasers after the Closing.
(q)Except for amounts due under the Loan Documents to be paid in connection with the Loan Assumption or items being paid by Sellers at Closing or prorated at Closing, there are no outstanding accounts payable or unpaid debts relating to the Properties that would be binding on Purchasers or any Property after the Closing, including, without limitation, any unpaid charges, debts,

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liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Properties, which could give rise to any mechanic’s or materialmen’s or other statutory liens against any portion of the Properties.
(r)Sellers do not have any employees, and following the Closing, Purchasers shall have no obligation to employ or continue to employ any individual employed by Sellers or at the Properties, and there are no employment, collective bargaining or similar agreements or arrangements with Sellers or with respect to the Properties that will be binding on Purchasers after the Closing.
(s)Loan Documents. (i) Schedule 4.1 and Schedule 4.2 set forth a true, correct and complete list of all Loan Documents affecting the Property or the membership interests in any Seller, and Sellers have made available to Purchasers prior to the Effective Date true, correct and complete copies of all Loan Documents, (ii) none of Sellers, Sole Members, Existing Loan Guarantor or any of their respective Affiliates has delivered or received written notice of any default or event of default under any Loan Document, and, to Sellers’ actual knowledge, no monetary or non-monetary breach or default exists or is claimed to exist on the part of any Seller, Sole Member, Existing Loan Guarantor or any of their respective Affiliates under any of the Loan Documents, and no event or condition exists which, with the giving of notice or the passage of time, could constitute such a breach or default, (iii) except as set forth on Schedule 9.1, no Seller, Sole Member or Existing Loan Guarantor has received any written notice from any Lender stating that any material work, construction or repairs to the Property is required to be undertaken by any Seller in accordance with the Loan Documents which has not been completed and fully paid for or shall not be completed and fully paid for prior to the Closing, and (iv) to Sellers’ actual knowledge, the information set forth on Schedule 9.1(s) (the “Loan Information Schedule”), including the outstanding principal balance of each Loan, accrued and unpaid interest under each Loan, the amounts of all reserves, impounds and escrows held by or for the benefit of each Lender or its servicer, and all other loan information specified therein, is true, correct and complete in all material respects as of the Effective Date.
(t)The Due Diligence Materials made available to Purchasers consist of copies of the same documents that are used and relied upon by Sellers in their ownership and operation of the Properties.
9.2Changed Circumstance.
(a)If, prior to the Closing, any of Sellers’ representations or warranties become inaccurate in any material respect, Sellers shall promptly give Purchasers written notice (a “Change Notice”) of such circumstance (“Changed Circumstance”). Each Change Notice shall state whether such Changed Circumstance is susceptible to cure, and if so, whether Sellers elect to cure such Changed Circumstance. In the event that Sellers elect to cure a Changed Circumstance disclosed in a Change Notice, then (a) Sellers shall promptly commence such cure and diligently prosecute such cure to completion; (b) this Agreement shall remain in full force and effect; and (c) the Closing shall take place on the date set therefor, or as soon thereafter as Sellers are reasonably able to complete such cure; provided, however, that the Closing shall not be delayed more than thirty (30) days to allow Sellers to complete such cure. In the event Purchasers discover prior to the Closing that any of Sellers’ representations or warranties are inaccurate in any material respect, then Purchasers shall promptly

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deliver written notice thereof to Sellers and, within three (3) business days thereafter, Sellers shall deliver a Change Notice with respect thereto to Purchasers.
(b)Notwithstanding anything to the contrary contained herein, if either (x) any of Sellers’ representations or warranties were inaccurate, untrue or incorrect in any material respect as of the Effective Date and Sellers had actual knowledge of such inaccuracy as of the Effective Date, or (y) any of Sellers’ representations or warranties becomes untrue in any material respect prior to the Closing Date as a result of any act, omission or breach by Sellers in violation of this Agreement or Sellers knowingly fail to disclose such Changed Circumstance for more than ten (10) days after Sellers obtain actual knowledge thereof (any of the foregoing, a “Seller Breach”), then, in either such event, Purchasers shall be entitled to avail themselves of all of the remedies set forth in Section 5.2 (including, without limitation, termination of this Agreement with return of the Earnest Money Deposit and reimbursement of Purchasers’ Costs and Expenses, or specific performance, as applicable), and any election by Sellers to attempt to cure pursuant to Section 9.2(a) shall not limit Purchasers’ right to elect such remedies if such cure is not effected at or prior to the Closing. If a Changed Circumstance is not a Seller Breach and results solely from a change in circumstances that is outside Sellers’ reasonable control and does not otherwise constitute a breach of this Agreement by Sellers, and (i) the Changed Circumstance is not susceptible of cure, Sellers elect not to cure such Changed Circumstance, or Sellers elect to cure such Changed Circumstance but fail to promptly commence or diligently prosecute such cure to completion prior to Closing (as it may have been postponed pursuant to clause (a) above), and (ii) Purchasers determine in their reasonable discretion that such Changed Circumstance has a material adverse effect on any Property or any applicable Tenant, then Purchasers shall have the right to terminate this Agreement by delivering written notice to Sellers and the Escrow Agent not later than five (5) business days after Purchasers’ receipt of notice that Sellers are not able or willing to cure such Changed Circumstance, in which event the Earnest Money Deposit shall be returned to Purchasers and the parties shall have no further rights or obligations hereunder except those that expressly survive termination. Failure of Purchasers to timely deliver such written notice of termination shall be conclusively deemed acceptance by Purchasers of such Changed Circumstance.
(c)Notwithstanding anything to the contrary in this Agreement, Sellers shall have no liability, and Purchasers shall make no claim against Sellers, for (and Purchasers shall be deemed to have waived any failure of a condition hereunder by reason of) a breach of any representation or warranty, of Sellers under this Agreement if the failure or breach in question constitutes or results from a condition, state of facts or other matter that was actually known to Purchasers prior to Closing and Purchasers proceed with the Closing. This Section 9.2(c) shall survive Closing.
9.3If Purchasers do give timely notice of termination pursuant to the preceding paragraph, this Agreement shall terminate, the Earnest Money Deposit shall be returned to Purchasers and neither party shall have any further rights, obligations or liabilities under this Agreement, except for the rights, obligations and liabilities that survive the termination of this Agreement. In the event that Purchasers elect or are deemed to have elected to accept a Changed Circumstance that is not a Seller Breach, then this Agreement shall remain in full force and effect, and Sellers’ representations and warranties shall be deemed to have been modified by such Changed Circumstance as if such Changed Circumstance had originally been described in this Agreement, and Purchasers shall have no further right or remedy on account of such Changed Circumstance. Sellers’ representations and warranties made in Section

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9.1 (individually, a “Sellers’ Warranty” and collectively, “Sellers’ Warranties”) shall survive the Closing and not be merged therein for a period of twelve (12) months and Sellers shall only be liable to Purchasers hereunder for a breach of a Sellers’ Warranty with respect to which a claim is made by Purchasers in writing against Sellers on or before the date which is twelve (12) months after the Closing Date. Anything in this Agreement to the contrary notwithstanding, the maximum aggregate liability of Sellers for breaches of Sellers’ Warranties shall be limited to two percent (2.0%) of the Purchase Price (the “Cap Amount”). Notwithstanding the foregoing, however, if the Closing occurs, Purchasers hereby expressly waive, relinquish and release any right or remedy available to it at law, in equity, under this Agreement or otherwise to make a claim against Sellers for damages that Purchasers may incur, or to rescind this Agreement and the transaction, as the result of any of Sellers’ Warranties being untrue, inaccurate or incorrect if Purchasers’ damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) (the “Basket Amount”); provided, however, that if such aggregate amount is equal to or greater than the Basket Amount, Purchasers may recover the full amount of such damages (up to the Cap Amount) without any deduction of the Basket Amount therefrom. Without limitation, the provisions of this Section 9.3 are subject to and limited by the provisions of Section 20.14. Any amounts paid to Purchasers as a result of a Seller’s breach of the Sellers’ Warranties or its indemnification obligations hereunder shall be treated by all parties, to the extent such payment can be properly so characterized under applicable Tax law, as an adjustment to the Purchase Price. Notwithstanding anything to the contrary in this Agreement, Sellers shall have no liability, and Purchasers shall make no claim against Sellers, for (and Purchasers shall be deemed to have waived any failure of a condition hereunder by reason of) a breach of any Sellers’ Warranty under this Agreement if (a) such breach is due to any act or omission of a Tenant and/or is the responsibility of Tenant under its Lease to cure (provided that, to the extent any such breach is the responsibility of a Tenant under its Lease, Sellers shall promptly disclose the same to Purchasers in writing); (b) the damages that Purchasers may incur as a result of such breach are being paid for by such Tenant; or (c) the failure or breach in question constitutes or results from a condition, state of facts or other matter that was expressly disclosed in writing in a Due Diligence Material (and which would have been discovered by a commercially reasonable review of such Due Diligence Material) or of which Purchasers otherwise had actual knowledge, and Purchasers proceed with the Closing notwithstanding such disclosure or actual knowledge; it being agreed that Purchasers shall not be deemed to know any matter solely by virtue of its inclusion in the Data Room unless (i) such matter was disclosed in the Data Room on or before the date that is three (3) business days prior to the Closing Date, and (ii) would have been discovered by a commercially reasonable review of the contents of the Data Room. As used herein, the term “Data Room” means that certain virtual data room provided by Microsoft 365 Copilot for “Albertsons – Data Room” on behalf of Sellers, access to which has been or shall be provided to Purchasers and Purchasers’ Representatives by invitation from Sellers or their representatives. This Section shall survive Closing.
9.4For purposes of this Agreement, references to “Sellers’ knowledge”, “Sellers’ actual knowledge”, “the knowledge of Sellers”, “the actual knowledge of Sellers”, “actually known to Sellers” or words of similar import shall mean solely the current actual knowledge of XXXXX, Asset Manager at XXXXX (“Sellers’ Designated Representative”), without any duty of inquiry or investigation and without any constructive, implied or imputed knowledge. Such knowledge shall not be construed to include any matter that could or should have been discovered by inquiry or investigation, including, without limitation, a thorough review of the contents of the Data Room or any

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files maintained by Sellers or Sellers’ Designated Representative. Sellers hereby represent and warrant that Sellers’ Designated Representative is the individual within Sellers’ organization with the most knowledge of the matters set forth in this Agreement. There shall be no personal liability on the part of Sellers’ Designated Representative arising out of any of Sellers’ representations or warranties contained in this Agreement.
9.5Purchasers’ Representations and Warranties. Each Purchaser represents and warrants as follows:
(a)Purchaser is a limited liability company, validly existing and in good standing under the laws of the State of Delaware. At Closing, Purchaser will have all power and authority to own and lease the Property being acquired by such Purchaser.
(b)Purchaser now has, and at Closing Purchaser will have, the requisite right, power and authority to enter into and perform the terms of this Agreement and the other Transaction Documents. The execution and delivery of this Agreement and all other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary parties and no other proceedings on the part of Purchaser are or at Closing will be necessary in order to permit it to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Purchaser and (assuming valid execution and delivery by each Seller) is a legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. Neither the delivery of this Agreement nor the delivery of any of the other Transaction Documents nor the consummation of any of the transactions contemplated hereby violates or shall violate any provision of any agreement or document to which Purchaser is a party or to which Purchaser is bound.
(c)There is no litigation, proceeding or investigation pending or, to Purchaser’s actual knowledge, threatened against Purchaser which could reasonably be expected to prevent, enjoin, alter or delay the consummation of, or Purchaser’s performance of, the transactions contemplated by this Agreement.
(d)Purchaser has currently available to it, and will have at and after the Closing, funds available to it sufficient to consummate its purchase of the Property being acquired by such Purchaser and the transactions contemplated by this Agreement.
(e)Purchaser has no knowledge that any of Sellers’ representations and warranties are untrue in any material respect, except as disclosed in writing to Sellers.
(f)Neither Purchasers nor, to Purchasers’ actual knowledge, any of their respective Affiliates is in violation of the Anti-Money Laundering and Anti-Terrorism Laws. Neither Purchasers, nor any person controlling or controlled by Purchasers, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations.

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9.6Notwithstanding anything to the contrary in this Agreement, Purchasers shall have no liability, and Sellers shall make no claim against Purchasers, for (and Sellers shall be deemed to have waived any failure of a condition hereunder by reason of) a breach of any representation or warranty, of Purchasers under this Agreement if the failure or breach in question constitutes or results from a condition, state of facts or other matter that was actually known to Sellers prior to Closing and Sellers proceed with the Closing. This Section shall survive Closing.
9.7All of the covenants, agreements, representations and warranties of Purchasers and Sellers contained in this Agreement shall be deemed remade in all material respects on and as of Closing.
9.8For purposes of this Agreement, references to “Purchaser’s knowledge”, “Purchaser’s actual knowledge”, “the knowledge of Purchaser” the “actual knowledge of Purchaser”, “actually known to Purchaser” or words of similar import shall mean solely the current actual knowledge of XXXXX, XXXXX of XXXXX (“Purchasers’ Designated Representative”), without any duty of inquiry or investigation and without any constructive, implied or imputed knowledge. Such knowledge shall not be construed to include any matter that could or should have been discovered by inquiry or investigation, including, without limitation, through review of the contents of the Data Room or any files maintained by Purchasers or Purchaser’s Designated Representative. There shall be no personal liability on the part of Purchasers’ Designated Representative arising out of any of Purchasers’ representations or warranties contained in this Agreement.
9.9Purchasers’ Reliance on its Investigations. To the maximum extent permitted by applicable law, and except for Sellers’ Warranties, this sale is made and will be made without representation, covenant, or warranty of any kind (whether express, implied, or, to the maximum extent permitted by applicable law, statutory) by Sellers. As a material part of the consideration for this Agreement, Purchasers agree to accept the Assets and the Properties on an “AS-IS” and “WHERE-IS” basis, WITH ALL FAULTS, and without any representation or warranty, all of which Sellers hereby disclaim, except for Sellers’ Warranties. Except for Sellers’ Warranties, no warranty or representation is made by Sellers as to fitness for any particular purpose, merchantability, design, quality, condition, operation or income, compliance with drawings or specifications, absence of defects, absence of hazardous or toxic substances or materials, absence of faults, flooding, or compliance with laws and regulations, including, without limitation, those relating to health, safety, and the environmental condition of the Properties. Purchasers acknowledge and agree that Purchasers have entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic use, compliance, and legal condition of the Properties and that, other than Sellers’ Warranties, Purchasers are not now relying, and will not later rely, upon any representations and warranties made by Sellers or anyone acting or claiming to act, by, through, under or on behalf of Sellers concerning the Properties. The foregoing waivers by Purchasers shall survive the Closing or any termination of this Agreement and the recordation of the Deeds, and shall not be deemed merged into the Deeds upon its recordation.
9.10Purchasers’ Release.
(a)EXCEPT FOR PURCHASERS’ RIGHTS WITH RESPECT TO SELLERS’ EXPRESS SURVIVING REPRESENTATIONS, WARRANTIES, COVENANTS,

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INDEMNITIES AND OBLIGATIONS UNDER THIS AGREEMENT, EACH PURCHASER HEREBY AGREES THAT EACH SELLER, AND EACH OF SUCH SELLERS’ DIRECT AND INDIRECT PARTNERS, MEMBERS, MANAGERS, TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, PROPERTY MANAGERS, ASSET MANAGERS, AGENTS, ATTORNEYS, AFFILIATES, RELATED ENTITIES, HEIRS, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASEES”), SHALL BE, AND ARE HEREBY, FULLY AND FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL LIABILITIES, LOSSES, CLAIMS, DEMANDS, DAMAGES (OF ANY NATURE WHATSOEVER), CAUSES OF ACTION, COSTS, PENALTIES, FINES, JUDGMENTS, REASONABLE ATTORNEYS’ FEES AND COSTS, CONSULTANTS’ FEES AND COSTS AND EXPERTS’ FEES AND COSTS (COLLECTIVELY, THE “RELEASED CLAIMS”) WITH RESPECT TO ANY AND ALL RELEASED CLAIMS, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE PROPERTIES OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL, ENVIRONMENTAL AND STRUCTURAL OR FOUNDATIONAL CONDITION OF THE PROPERTIES OR ANY PORTION THEREOF, OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR MATTER (REGARDLESS OF WHEN IT FIRST APPEARED) RELATING TO OR ARISING FROM (I) THE PRESENCE OF ANY ENVIRONMENTAL PROBLEMS, OR THE USE, PRESENCE, STORAGE, RELEASE, DISCHARGE, OR MIGRATION OF HAZARDOUS MATERIALS ON, IN, UNDER OR AROUND THE PROPERTIES, REGARDLESS OF WHEN SUCH HAZARDOUS MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT ANY OF THE PROPERTIES; (II) ANY PATENT OR LATENT DEFECTS OR DEFICIENCIES WITH RESPECT TO THE PROPERTIES OR ANY PORTION THEREOF; (III) ANY AND ALL MATTERS RELATED TO THE PROPERTIES OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, THE CONDITION AND/OR OPERATION OF THE PROPERTIES AND EACH PART THEREOF; (IV) ANY AND ALL MATTERS RELATED TO THE CURRENT OR FUTURE ZONING OR USE OF THE PROPERTIES OR ANY PORTION THEREOF; AND (V) THE PRESENCE, RELEASE AND/OR REMEDIATION OF ASBESTOS AND ASBESTOS CONTAINING MATERIALS IN, ON OR ABOUT THE PROPERTIES OR ANY PORTION THEREOF, REGARDLESS OF WHEN SUCH ASBESTOS AND ASBESTOS CONTAINING MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT THE PROPERTIES. EACH PURCHASER HEREBY WAIVES AND AGREES NOT TO COMMENCE ANY ACTION, LEGAL PROCEEDING, CAUSE OF ACTION OR SUITS IN LAW OR EQUITY, OF WHATEVER KIND OR NATURE, INCLUDING, WITHOUT LIMITATION, A PRIVATE RIGHT OF ACTION UNDER ANY STATUTE, REGULATION, RULE, ORDINANCE, OR OTHER LAW PROMULGATED BY ANY LOCAL, STATE, OR FEDERAL GOVERNMENTAL BODY FOR THE PURPOSES OF PROTECTING HUMAN HEALTH, NATURAL RESOURCES, HISTORIC RESOURCES, OR THE ENVIRONMENT, AGAINST THE RELEASEES IN CONNECTION WITH THE RELEASED CLAIMS DESCRIBED ABOVE; PROVIDED, HOWEVER, THAT THE FOREGOING RELEASE IS NOT INTENDED AND SHALL NOT BE CONSTRUED AS AFFECTING OR IMPAIRING ANY RIGHTS OR REMEDIES THAT SUCH PURCHASER MAY HAVE AGAINST THE APPLICABLE SELLER WITH RESPECT TO (A) A BREACH

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OF SUCH SELLERS’ EXPRESS SURVIVING REPRESENTATIONS AND WARRANTIES UNDER SECTION 9.1, AS LIMITED BY SECTION 9.2; OR (B) FRAUD BY SUCH SELLER.
Purchasers’ Initials: _____________
(b)IN CONNECTION THEREWITH AND TO THE GREATEST EXTENT PERMITTED BY LAW, EACH PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT SUCH PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOT KNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGE, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND SUCH PURCHASER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT SUCH PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT EACH SELLER AND THE OTHER RELEASEES FROM ANY SUCH UNKNOWN CLAIMS, DEBTS, AND CONTROVERSIES WHICH MIGHT IN ANY WAY BE INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SUCH SELLER IN EXCHANGE FOR SELLERS’ PERFORMANCE HEREUNDER.
Purchasers’ Initials: _____________
(c)THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. IN ADDITION, EACH SELLER HAS GIVEN PURCHASERS MATERIAL CONCESSIONS REGARDING THIS TRANSACTION IN EXCHANGE FOR PURCHASERS AGREEING TO THE PROVISIONS OF THIS SECTION 9.10. THE PROVISIONS OF THIS SECTION 9.10 SHALL SURVIVE THE CLOSING AND SHALL NOT BE DEEMED MERGED INTO ANY INSTRUMENT OR CONVEYANCE DELIVERED AT THE CLOSING.
Purchasers’ Initials: _____________
10.SELLERS’ COVENANTS AND AGREEMENTS. Sellers covenant and agree with Purchasers that, from the date hereof and through the Closing:
10.1Sellers shall promptly deliver to Purchasers copies of all written notices of material violations of laws, ordinances, orders, regulations or requirements relating to the Properties actually received by Sellers during such period.
10.2Sellers shall keep Purchasers reasonably informed of, and from and after the Effective Date until the Closing Date, Sellers shall promptly inform Purchasers in writing of: (i) the receipt of any material notice from or to a Tenant under a Lease, from or to any counterparty under an REA or any service contract, or from or to any Lender under any of the Loan Documents, and shall provide Purchasers with a copy of the same; (ii) the receipt of any written notice from any governmental authority having jurisdiction over any of the Properties of any purported violation of law, any

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Casualty, and any proposed, threatened, and/or completed Condemnation with respect to any of the Properties; and (iii) any event of which Sellers have actual knowledge that would or might cause any representation or warranty of Sellers in this Agreement to no longer be accurate in any material respect.
10.3From the Effective Date until the Closing Date, no Seller shall, without Purchasers’ prior written consent (which consent may be withheld in Purchasers’ sole and absolute discretion): (a) enter into or permit any new lease, sublease, license or other occupancy agreement with respect to any Property, or terminate, amend, modify, renew or extend the Leases, or grant any consents or waivers under the Leases (other than extension or renewal options that a Tenant may unilaterally elect pursuant to the express terms of the applicable Lease), or consent to any subletting or assignment by a Tenant under any Lease, except to the extent such subletting or assignment is permitted under the applicable Lease without Sellers’ consent; (b) enter into any new agreements with any brokers in connection with any prospective tenants for new leases; (c) enter into, modify, amend or terminate any Loan Document (including the Mortgage Loan Documents and the Mezzanine Loan Documents), other than in connection with the assumption thereof by Purchasers and Purchaser Affiliates as contemplated by this Agreement; (d) enter into any easement, REA, declaration, covenant, lien, security interest, or other agreement or encumbrance affecting any Property, except for matters expressly required in connection with the Loan Assumption or any Permitted Loan Modifications; or (e) voluntarily alienate, encumber, transfer, option, lease, assign or otherwise convey Sellers’ fee interest in all or any portion of the Property except as contemplated by this Agreement, the Leases, the Loan Assumption, Permitted Exceptions, any Permitted Loan Modifications, or any exercise of rights by Tenants under their respective Leases; provided that Sellers shall provide Purchasers with written notice within ten (10) days after Sellers become aware of any matter described in this clause (e) that occurs without Purchasers’ consent pursuant to the foregoing exceptions.
10.4Sellers shall continue to operate the Properties in materially the same manner in which Sellers have previously operated the Properties and in compliance in all material respects with (i) Sellers’ obligations as landlord under the Leases, (ii) Sellers’ and Sole Members’ obligations as borrower under the Loan Documents, and (iii) to the extent consistent with the manner in which Sellers have previously operated the Properties and in Sellers’ control, all applicable laws and the REAs. Subject to Article 13 and subject to reasonable wear and tear and damage from fire or other casualty, Sellers shall maintain the Properties in the same (or better) condition as exists on the date hereof. Notwithstanding the foregoing, Sellers shall not be obligated to make any capital repairs or replacements except as required under the applicable Leases.
10.5Sellers shall keep the Properties insured in accordance with the requirements of the Leases, as applicable.
10.6On or before the Closing, Sellers shall, at their sole cost and expense, terminate all service contracts to which they are a party, if any, effective as of (or prior to) the Closing, except for those service contracts which Purchasers elect (in their sole and absolute discretion), by written notice to Sellers on or before the expiration of the Due Diligence Period, to assume. Notwithstanding the foregoing, Sellers shall terminate any management agreements and any leasing broker listing

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agreements for the Properties (other than the Brokerage Agreement), in each case effective as of the Closing, regardless of whether Purchasers have elected to assume any service contracts.
10.7Within two (2) business days following the Effective Date, if not previously requested, Sellers shall request the Conforming Estoppels and SNDAs from each Tenant, all Lender approvals and consents to the assumption of the Loans by Purchasers and Purchaser Affiliates as contemplated by Section 6.1(d), and Sellers shall thereafter use commercially reasonable efforts to obtain the same. If, within three (3) business days after the Effective Date, Purchasers reasonably request estoppel certificates from applicable parties to any REAs based on Purchasers’ review of the Title Commitments, Sellers shall use commercially reasonable efforts, at no out-of-pocket cost or expense to Sellers (other than de minimis costs or expenses), to request and obtain estoppel certificates from such parties in form reasonably acceptable to Purchasers, limited to confirmation that the applicable REA is in effect, has not been modified except as stated therein, and that, to the certifying party’s knowledge, neither such certifying party nor Seller is in default thereunder (“REA Estoppels”); provided, however, that Sellers’ failure to obtain or deliver any such REA Estoppels prior to Closing shall not constitute a default by Sellers under this Agreement or a failure of any condition to Purchasers’ obligation to close.
11.CLOSING; CLOSING DOCUMENTS.
11.1Sellers’ Closing Deliveries. At least one (1) business day prior to Closing (except as otherwise expressly provided below), Sellers shall deliver to Purchasers (by means of deposit into the Closing Escrow) the following:
(a)A Deed, with respect to each Property, duly executed and acknowledged by or on behalf of the applicable Seller, in the form required by Article 3.
(b)A Bill of Sale substantially in the form attached hereto as Exhibit D for each of the Properties.
(c)A certificate that each Seller is not a “foreign person” for the purposes of Section 1445 of the Internal Revenue Code of 1986, as amended, in the form attached hereto as Exhibit E.
(d)A counterpart of each Assignment and Assumption of Lease with respect to each Property, duly executed by each Seller to the applicable Purchaser in the form attached hereto as Exhibit F.
(e)A counterpart of each Memorandum of Assignment and Assumption of Lease with respect to each Property, duly executed and acknowledged by each Seller to the applicable Purchaser, in the form attached hereto as Exhibit G.
(f)A counterpart of each Assignment of Guaranty with respect to each Property, duly executed by each Seller to the applicable Purchaser in the form attached hereto as Exhibit H.
(g)An estoppel certificate executed by each Tenant substantially in the form attached to the applicable Lease dated within thirty (30) days of the Closing Date (each, an “Estoppel”), which does not assert any defaults by landlord, or offsets or defenses to the payment of

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rent, or disclose any monetary or material non-monetary default by a Tenant (each, a “Conforming Estoppel”); provided, however, that the failure of Sellers to deliver to Purchasers a Conforming Estoppel prior to Closing shall not constitute a default by Sellers under this Agreement. If Sellers are unable to deliver a Conforming Estoppel from a Tenant on or prior to the Closing Date, then Sellers shall have the right, upon written notice to Purchasers, to extend the Closing Date for up to thirty (30) days in order to obtain such Conforming Estoppel. If Sellers fail to deliver such Conforming Estoppel on or before the expiration of such extension period, then Purchasers may terminate this Agreement by written notice delivered to Sellers on or before the Closing Date, as extended, in which event the Earnest Money Deposit shall be returned to Purchasers and neither party shall have any further rights or obligations hereunder except those that expressly survive the termination of this Agreement.
(h)A subordination, non-disturbance and attornment agreement executed by each Tenant substantially in the form attached to the applicable Lease and approved by the Lenders in connection with the Loan Assumption Condition (each, an “SNDA”); provided, however, that the failure of Sellers to deliver to Purchasers an SNDA prior to Closing shall not be a default by Sellers under this Agreement, provided that Seller has satisfied its obligations with respect thereto under Section 10.2.
(i)Applicable assignment and assumption documents with respect to each Loan, duly executed and acknowledged, as applicable, by each Seller and Sole Member, together with such other documents reasonably required to be executed or delivered by Sellers or Sole Member to effect the assumption of the Loans by Purchasers and Purchaser Affiliates in accordance with the Loan Documents.
(j)Sellers’ duly executed counterpart to the closing statement in accordance herewith.
(k)Any applicable state or local withholding exemption certificates as reasonably requested in writing by Purchasers in writing at least five (5) business days prior to Closing (including, without limitation, California Form 593).
(l)All applicable state, county and municipal transfer declarations and Transfer Tax forms, and any other required governmental certificates, duly executed by the applicable Seller.
(m)An owner’s affidavit in form and substance sufficient to cause the Title Company to issue the Title Policy with extended coverage, provided that Purchaser has satisfied any conditions of the Title Company for the issuance of such extended coverage.
(n)The TPT Certificate (as defined in, and subject to the terms of, Section 20.19(a)(i) below).
(o)All other documents required to be delivered by Sellers pursuant to the terms of this Agreement or any Lease if not previously delivered, and such other instruments or documents as may be reasonably necessary or advisable in Purchasers’, Title Company’s, or Escrowee’s judgment to effect and evidence the transactions contemplated herein.

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11.2Purchasers’ Closing Deliveries. At least one (1) business day prior to Closing (except as expressly provided below), Purchasers shall deliver to Sellers (by means of deposit into the Closing Escrow) the following:
(a)The Closing Payment on the day of Closing.
(b)A counterpart of each Assignment and Assumption of Lease and Memorandum of Assignment and Assumption of Lease with respect to each Property, duly executed and acknowledged, as applicable, by or on behalf of the applicable Purchaser.
(c)Applicable assignment and assumption documents with respect to each Loan, duly executed and acknowledged, as applicable, by Purchasers and Purchaser Affiliates, together with such other documents reasonably required to be executed or delivered by Purchasers or Purchaser Affiliates to effect the assumption of the Loans by Purchasers and Purchaser Affiliates in accordance with the Loan Documents, including obtaining the execution and delivery thereof by the applicable Lenders.
(d)Purchasers’ duly executed counterpart to the closing statement in accordance herewith.
(e)All applicable state, county and municipal transfer declarations, Transfer Tax forms, and any other required governmental certificates, duly executed by Purchasers.
(f)All other documents required to be delivered by Purchasers pursuant to the terms of this Agreement if not previously delivered, and such other instruments or documents as may be reasonably necessary or advisable in Sellers’, Title Company’s, or Escrowee’s judgment to effect and evidence the transactions contemplated herein.
11.3Closing Statement. Escrowee shall prepare and circulate a draft closing statement at least two (2) business days prior to Closing, and the parties shall cooperate in good faith to finalize the same prior to Closing.
11.4Change of Ownership Notices. Promptly following Closing, Purchasers shall deliver to each Tenant a notice of the sale of the applicable Property and assignment of landlord’s interest under the applicable Lease, in form reasonably acceptable to Sellers and Purchasers. In addition, Purchasers shall be responsible for delivering any post-closing notices required under recorded documents affecting the Properties by reason of the change in ownership. The provisions of this Section 11.4 shall survive the Closing.
12.CLOSING COSTS; PRORATIONS.
12.1The costs and expenses relating to the transactions contemplated by this Agreement shall be allocated between the parties as follows: (a) Sellers shall pay (i) the premium for the Title Policies (including the cost of search fees, but excluding the cost of any endorsements and the incremental premium for extended coverage), (ii) one-half of all escrow fees and related charges imposed by Escrowee, (iii) all recording fees incurred in connection with the curing or removal of title defects required or agreed to be removed by Sellers pursuant to this Agreement, (iv) all Transfer Taxes (as hereinafter defined), (v) one-half of any assumption fees, costs and expenses charged by the

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Lenders in connection with the assumption of the Loans, (vi) one-half of all costs and expenses associated with any lender title insurance policies, endorsements, date-downs or other title coverage required by the Lenders in connection with the assumption of the Loans, and (vii) all brokerage commissions payable to Brokers (as defined below), if any; and (b) Purchasers shall pay (i) the cost of any endorsements to the Title Policies and the incremental premium for any extended owner’s title insurance coverage requested by Purchasers, (ii) one-half of all escrow fees and related charges imposed by Escrowee, (iii) all recording fees other than those required to be paid by Sellers pursuant to Section 12.1(a)(iii) above, (iv) all due diligence costs incurred by Purchasers, including, without limitation, the cost of any updates to the Due Diligence Materials and any updated or new ALTA survey obtained by Purchasers, (v) one-half of any assumption fees, costs and expenses charged by the Lenders in connection with the assumption of the Loans, and (vi) one-half of all costs and expenses associated with any lender title insurance policies, endorsements, date-downs or other title coverage required by the Lenders in connection with the assumption of the Loans. Each party shall be responsible for the fees and expenses of its own legal counsel and other consultants. Notwithstanding anything to the contrary contained herein, Sellers shall be fully responsible for, and shall provide a credit to Purchasers at Closing in an amount equal to, all Leasing Costs, including, without limitation, any unpaid brokerage fees, leasing commissions, tenant inducement costs, tenant improvement allowances, rent abatements, free rent and similar inducements, to the extent earned, accrued, due or payable as of Closing, or arising from obligations then outstanding and required to be paid by Purchasers after Closing, but excluding any amounts not yet earned, accrued, due or payable as of Closing.
12.2No proration shall be made for (x) real estate Taxes, utility charges or maintenance expenses with respect to the Properties (the parties acknowledging that each Tenant (as defined in each Lease) shall be responsible for all such charges, Taxes and expenses under each respective Lease) and (y) any other charges that are the responsibility of each Tenant under its Lease. Rental payments and other amounts payable under the Leases (collectively, “Rent”) shall be prorated as of the Closing Date, such that Sellers shall credit to Purchasers the prorated portion of Rent actually paid by Tenants and received by Sellers that is attributable to the period from and after the Closing Date. No proration or credit shall be made at Closing for any Rent that is delinquent or otherwise unpaid as of Closing. If, after Closing, a Purchaser receives any Rent attributable to any period prior to Closing, such amounts, net of reasonable out-of-pocket third-party collection costs, shall be applied first to Rent then due and payable for the period from and after Closing, second to delinquent Rent attributable to the period from and after Closing, third to Rent attributable to the period in which Closing occurs, and fourth to delinquent Rent attributable to the period prior to Closing. Purchasers shall remit to Sellers any amounts payable to Sellers pursuant to the foregoing within ten (10) business days after Purchasers’ receipt thereof. Purchasers shall use commercially reasonable efforts to bill and collect any delinquent Rent attributable to the period prior to Closing for a period of twelve (12) months after Closing; provided, however, that Purchasers shall not be required to commence litigation or terminate any Lease. Sellers shall retain the right to pursue collection of delinquent Rent attributable to the period prior to Closing, provided that Sellers shall not seek to evict any Tenant, terminate any Lease or otherwise disturb a Purchaser’s landlord-tenant relationship with any Tenant. Payments under the Loans shall be prorated as of the Closing Date such that (i) Purchasers shall receive a credit against the Purchase Price in an amount equal to all accrued and unpaid interest and other regularly scheduled debt service amounts under the Loans through the Closing Date, and (ii) Sellers and Sole Members shall receive a credit against the Purchase Price in an amount equal to all replacement reserves, other

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loan reserves, impounds, escrows and other amounts on deposit with any Lender or its servicer that, as of the Closing Date, are retained by such Lender or servicer for the benefit of Purchasers or Purchaser Affiliates following the Closing (collectively, the “Transferring Reserves”). If any prorations cannot be finally determined at Closing, the parties shall make a final adjustment when the applicable information becomes available, but in no event later than ninety (90) days after Closing, except with respect to Taxes or other matters not then ascertainable. This provision shall survive Closing.
12.3As used herein, (i) the term “Taxes” means any taxes, assessments, fees, unclaimed property and escheat obligations and other governmental charges imposed by any Governmental Body, including income, profits, gross receipts, ad valorem, value added, sales, use, property, personal property (tangible and intangible), stamp, transfer, registration, license, withholding, social security, unemployment, disability, payroll, employment, excise, duty, franchise, capital stock, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person, (ii) the term “Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration and other such federal, state and local Taxes and fees (including any penalties, interest, additions to Tax and costs and expenses relating to such Taxes), whether for real or personal property, incurred in connection with the consummation and performance of the transactions contemplated by this Agreement and (iii) the term “Tax Return” means any returns, statements, elections, schedules, estimates, declarations, claims for refund, reports, forms, or any other documents, including in each case any schedules, supplements, amendments or attachments thereto, filed or required to be filed with any governmental body with respect to Taxes. Sellers shall timely prepare and file all transfer Tax returns and other filings with respect thereto, unless otherwise required by law or agreed to by the parties. Purchasers and Sellers will cooperate with each other in the preparation of any such Tax returns or other filings. The provisions shall survive the Closing.
12.4No insurance policies maintained by Sellers with respect to the Properties shall be assigned to Purchasers, and Purchasers shall be solely responsible for obtaining its own insurance for the Properties effective as of the Closing.
13.CASUALTY; CONDEMNATION.
13.1Casualty.
(a)If, prior to the Closing, the Improvements on any of the Properties are destroyed or damaged by fire, other casualty or any act or occurrence (“Casualty”), Sellers shall notify Purchasers thereof promptly after Sellers become aware thereof.
(b)In the event that a Casualty results in (i) the destruction of or damage to any of the Properties prior to the Closing and the cost to repair or restore any loss or damage caused thereby is reasonably estimated to be greater than ten percent (10%) of the Allocated Purchase Price of the applicable Property, (ii) an uninsured Casualty, regardless of amount, (iii) the permanent loss of material access to any of the Properties, or (iv) either Tenant terminating its Lease pursuant to its rights thereunder prior to Closing or having the right to terminate its Lease unless such right is expressly waived by such Tenant prior to Closing (a “Material Casualty”), then Purchasers may terminate this Agreement by written notice to Sellers given within ten (10) business days after Sellers deliver notice of such Material Casualty to Purchasers, and in the event of such termination, the

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Earnest Money Deposit shall be returned to Purchasers and neither party shall have any further rights, obligations or liabilities hereunder, except for the rights, obligations and liabilities that expressly survive the termination of this Agreement. For purposes of clause (i) above, the cost to repair or restore the applicable damage shall be determined by mutual agreement of Sellers and Purchasers based on the written estimates of qualified third-party architects, engineers, contractors, insurance adjusters or other qualified third parties selected by each of Sellers and Purchasers; if Sellers and Purchasers cannot agree within ten (10) business days after Sellers deliver notice of the Casualty to Purchasers, then the parties shall jointly select an independent third-party expert (which expert shall be a qualified architect, engineer, contractor or insurance adjuster with at least ten (10) years of relevant experience in the applicable jurisdiction) whose determination of the cost to repair or restore shall be binding on the parties. The Closing Date shall be automatically extended as necessary to accommodate the determination periods set forth in this Section 13.1(b). If Purchasers fail to timely deliver such termination notice, Purchasers shall be deemed to have waived their right to terminate this Agreement pursuant to this Section 13.1(b).
(c)Should either (i) the Casualty not be a Material Casualty (in which case Purchasers shall not have a right to terminate this Agreement on account of such destruction or damage) or (ii) the Casualty be a Material Casualty but this Agreement has not been terminated as provided for in Section 13.1(b), then this Agreement shall continue in full force and effect without abatement of the Purchase Price; provided, however, that at Closing Sellers shall assign to Purchasers the rights of Sellers to the proceeds under Sellers’ insurance policies covering the applicable Property with respect to such Casualty or pay to Purchasers any such proceeds received prior to Closing, in each case subject to the terms of the applicable Lease and the requirements of Lenders, with Sellers responsible for the payment of, and Purchasers receiving a credit at Closing against the Purchase Price in the amount of, any deductible to the extent payable by Sellers under the applicable Lease or required by Lenders.
(d)To the extent permitted by applicable law, Purchasers and Sellers hereby irrevocably waive the provisions of any statute that provides for a conflicting outcome or treatment in the event of a Casualty.
13.2Condemnation.
(a)In the event that any condemnation proceedings are commenced or threatened in writing against any of the Properties (a “Condemnation”), Sellers shall notify Purchasers thereof promptly after Sellers become aware thereof. Should such Condemnation (i) result in the permanent loss of material access to any of the Properties; (ii) involve a taking that would reduce the value of any individual Property by more than ten percent (10%) of the Allocated Purchase Price of such Property; (iii) result in the applicable Property violating applicable laws or zoning requirements such that the current use of such Property is legally prohibited, and such condition cannot be cured prior to Closing without material cost or delay; or (iv) result in either Tenant terminating its Lease pursuant to its rights thereunder prior to Closing or having the right to terminate its Lease unless such right is expressly waived by such Tenant prior to Closing (a “Material Condemnation”), then Purchasers may terminate this Agreement by written notice to Sellers given within ten (10) business days after Sellers deliver notice of such Material Condemnation to Purchasers, and in the event of such termination, the Earnest Money Deposit shall be returned to Purchasers and neither party shall have any further rights, obligations or liabilities hereunder, except for the rights, obligations and liabilities that expressly

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survive the termination of this Agreement. If Purchasers fail to timely deliver such termination notice, Purchasers shall be deemed to have waived their right to terminate this Agreement pursuant to this Section 13.2(a).
(b)Should either (i) the Condemnation not be a Material Condemnation (in which case Purchasers shall not have the right to terminate this Agreement on account of such Condemnation) or (ii) the Condemnation be a Material Condemnation but Purchasers shall not have elected to terminate this Agreement as provided for in Section 13.2(a), then this Agreement shall continue in full force and effect without abatement of the Purchase Price; provided, however, that at Closing Sellers shall assign to Purchasers all of Sellers’ rights to any awards for the Condemnation or pay to Purchasers any such awards received prior to Closing, in each case subject to the terms of the applicable Lease and the requirements of Lenders.
13.3This Article 13 shall survive termination of this Agreement and the Closing.
14.BROKER. Sellers and Purchasers each represent and warrant to the other that it has not dealt with any broker, finder or other person or entity (each, a “Broker”) entitled to any commission, finder’s fee, or similar compensation in connection with the transactions contemplated by this Agreement (each, a “Broker’s Claim”). Purchasers shall indemnify, defend and hold harmless Sellers and the Indemnified Parties from and against any loss, damage, liability, cost or expense (including reasonable attorneys’ fees) arising from any Broker’s Claim based upon any statement, representation or agreement made or entered into by Purchaser or its agents or representatives. Sellers shall indemnify, defend and hold harmless Purchasers and their Affiliates, members, managers, officers, directors, shareholders, partners, agents, employees and advisors from and against any loss, damage, liability, cost or expense (including reasonable attorneys’ fees) arising from any Broker’s Claim based upon any statement, representation or agreement made or entered into by Sellers or its agents or representatives.
Notwithstanding the foregoing, Purchasers shall be responsible for any brokerage commissions payable in connection with future renewals, extensions or expansions under the Leases solely to the extent expressly required pursuant to any brokerage agreement that Purchasers elect (in their sole and absolute discretion) to assume by written notice to Sellers on or before the expiration of the Due Diligence Period (the “Brokerage Agreement”), which shall be assigned to and assumed by a Purchaser at Closing.
The terms of this Article 14 shall survive the termination of this Agreement and the Closing and shall not merge into the Deeds.
15.NOTICE. All notices to be given hereunder shall be hand delivered or sent by electronic mail (provided that notice is also sent within one (1) business day after such electronic mail notice is sent by one (1) of the other means provided for herein), or sent by registered or certified mail, return receipt requested, with postage prepaid, or sent by Federal Express or other comparable nationwide overnight air courier service to the parties at the following addresses or electronic mail addresses (or to such other or further addresses or electronic mail addresses as the parties may hereafter designate by like notice similarly sent):
A.    If intended for Sellers, to:

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c/o Brightspire Capital, Inc.
590 Madison Avenue, 33rd Floor
New York, New York 10022
Attention:     General Counsel
E-Mail:     XXXXX
with a copy to:
Polsinelli PC
600 Third Avenue
New York, New York 10016
Attention:    Joshua Dill and Jed Bonner
E-Mail:    jddill@polsinelli.com; jwbonner@polsinelli.com
B.    If intended for Purchasers, to:
c/o XXXXX
XXXXX
Attn: XXXXX
Email: XXXXX

With a copy to:
c/o XXXXX
XXXXX
Attention:     XXXXX
E-Mail:     XXXXX
with a copy to:
XXXXX
Attention:     XXXXX
E-Mail:    XXXXX
Any notice given hereunder shall be deemed given on the date and at the time of delivery (or the first business day thereafter if delivered on Saturday, Sunday or legal holiday) to any of said addresses. The inability to deliver notice because of changed address or electronic mail address of which no notice was given hereunder, rejection or any refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver, rejection or refusal to accept. Any party’s above-named attorney may give an effective and binding notice in accordance with this Article 15 on behalf of such party. Further, each notice shall be effective and binding even though the above-described copy of such notice is not received by the above-described parties to whom only a copy of such notice is to be transmitted. This Article 15 shall survive termination of this Agreement and Closing.
16.POSSESSION. On the Closing Date, Sellers shall deliver possession of the Properties to Purchasers subject to (a) the rights of any persons or entities under the Permitted Exceptions and (b)

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the Leases. All risk of loss or damage with respect to the Properties shall, subject to the terms of the Leases, pass from Sellers to Purchasers at the Closing.
17.TIME OF THE ESSENCE. Time, wherever specified herein for the performance by Sellers or Purchasers of any of their respective obligations hereunder, is hereby declared to be of the essence of this Agreement, subject to any provisions expressly set forth herein that permit cure, extension or adjournment of such obligations.
18.CAPTIONS OR HEADINGS. The captions or headings of the Articles and Sections of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.
19.CONFIDENTIALITY; PUBLICITY. Each party shall keep confidential and shall not disclose to any person or entity the existence or terms of this Agreement or any reports, documentation or information obtained by such party relating to the Properties, the other party or its Affiliates, including, without limitation, the Due Diligence Materials, any third-party reports relating to the Properties, and any other information relating to the Properties, the transactions contemplated hereby, the parties’ due diligence or negotiations with respect thereto, or any party’s business (collectively, the “Property Information”), and shall use such Property Information solely to evaluate and consummate the transactions contemplated hereby and not to the detriment of the other party. Notwithstanding the foregoing, each party may disclose Property Information (a) to its Affiliates (and, in the case of Purchasers, Scout and Purchasers’ Representatives) and its and their respective members, officers, directors, shareholders, employees, beneficiaries, trustees, agents, representatives, attorneys, lenders, investors, insurers, accountants, consultants and advisors, in each case to the extent such party deems necessary or appropriate in connection with the transactions contemplated hereby and subject, with respect to Purchasers’ and Purchasers Affiliates’ communications with Lenders, to Section 7.3 above, provided such parties are informed of the confidential nature thereof and directed to maintain the confidentiality thereof; (b) to the extent required by applicable law, regulation or judicial process (provided the disclosing party gives the other party prior written notice thereof to the extent legally permissible); (c) in response to requests from a regulatory or self-regulatory authority or in connection with a routine audit or examination by a bank examiner or auditor, provided that such audit or examination does not specifically target the Properties or this Agreement; (d) in connection with the enforcement of this Agreement or any of the other Transaction Documents; or (e) to the extent such Property Information becomes publicly available other than through such disclosing party’s breach of this Agreement. Property Information shall not include information that (i) becomes publicly available other than through the disclosing party’s breach of this Agreement; (ii) becomes available to the disclosing party on a non-confidential basis from a third party not known by such party to be bound by confidentiality obligations with respect thereto; or (iii) is independently developed by the disclosing party or its representatives without reference to the Property Information. Without the other party’s prior written consent, neither party shall issue any press release or other public statement regarding this Agreement or the transactions contemplated hereby, except as required by applicable law or applicable securities exchange requirements; provided that the disclosing party shall give the other party prior notice thereof to the extent legally permissible. Upon termination of this Agreement, each party shall, upon the other party’s written request, return or destroy all Property Information of the other party in its possession or control, excluding electronically stored archival copies maintained in the ordinary course of business. The provisions of this Article 19 shall survive the termination of this

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Agreement and the Closing for a period of one (1) year and shall not be merged into any documents, executed or delivered at Closing.
20.MISCELLANEOUS.
20.1Entire Agreement; Modification; Survival. This Agreement, and the Exhibits and Schedules attached hereto embody the entire agreement between the parties in connection with this transaction and there are no oral or parol agreements, representations or inducements existing between the parties relating to this transaction which are not expressly set forth herein and covered hereby; this Agreement may not be modified except by a written agreement signed by all of the parties. Except as expressly set forth herein, no representations, warranties, covenants or obligations of Sellers or Purchasers shall survive the Closing.
20.2Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors, and permitted assigns. Purchasers shall not assign this Agreement or any of its rights or obligations hereunder without Sellers’ prior written consent, which consent may be withheld in Sellers’ sole discretion; provided, however, that Purchasers may, without any Sellers’ consent, assign its rights and delegate its obligations under this Agreement, in whole or in part, with respect to one or more Properties, to one or more entities as to which at least 90% of the equity ownership interest and voting control are owned or controlled, directly or indirectly, by Purchasers or Scout, provided that (a) Purchasers provide Sellers with written notice of such assignment at least five (5) business days prior to the Closing Date; (b) such assignee(s) assumes Purchasers’ obligations hereunder in writing; and (c) Purchasers shall remain jointly and severally liable with such assignee(s) for all obligations and liabilities of Purchasers under this Agreement.
20.3Waiver; Consents. No written waiver by any party at any time of any breach of any provision of this Agreement shall be deemed a waiver of any breach of any other provision herein or a consent to any subsequent breach of the same or any other provision. If any action by any party shall require the consent or approval of another party, such consent or approval of such action on any occasion shall not be deemed a consent to or approval of such action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion.
20.4Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of New York, without reference to the conflicts of laws principles of such State (other than Sections 5-1401 and 5-1402 of the General Obligations Law). Each Seller and Purchaser hereby consents to the exclusive jurisdiction of any state or federal court located within the County of New York, State of New York, and each irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each Seller and Purchaser accepts, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.
20.5Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchasers and Sellers have contributed substantially and materially to the preparation of this Agreement.

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20.6Counterparts; Electronic Signatures. This Agreement shall not be binding on any party unless and until executed and delivered by all parties hereto. This Agreement may be executed in any number of counterparts which together shall constitute the Agreement. Signatures delivered by PDF, DocuSign, AdobeSign or similar electronic signature technology shall be deemed original signatures for all purposes.
20.7Business Days; Calculation of Time. As used herein, “business day” means any day other than a Saturday, Sunday or legal holiday on which national banks are closed in New York or in the state in which any Property is located, or on which the applicable recording office for any Property is closed. If the date for the giving of any notice, the performance of any obligation or the expiration of any period under this Agreement falls on a day that is not a business day, then such date shall be extended to the next succeeding business day. Unless otherwise expressly provided herein, in computing any period of time under this Agreement, the day of the act, event or default from which the designated period begins to run shall not be included, and the last day of the period shall be included.
20.8Attorneys’ Fees. In the event of any dispute or litigation arising out of this Agreement (including any post-judgment collection proceedings), the prevailing party (as determined by the court having jurisdiction) for whom a final judgment is entered shall be entitled to recover its fees and costs (including reasonable attorneys’ fees and costs) from the non-prevailing party.
20.91031 Exchange. If requested by Sellers or Purchasers in writing (the “Requesting Party”), the other party (the “Non-Requesting Party”) shall cooperate with the Requesting Party in effecting a Tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (a “1031 Exchange”) and execute any documents customarily required in connection therewith, provided that: (a) the Requesting Party shall provide written notice to the Non-Requesting Party of a 1031 Exchange not less than ten (10) business days prior to Closing; (b) the Non-Requesting Party shall incur no liability whatsoever; (c) the Requesting Party pays all costs and expenses incident thereto, including, without limitation, reimbursement to the Non-Requesting Party of the Non-Requesting Party’s reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred in connection therewith; (d) the effectuation of the 1031 Exchange does not delay, in any way, the Closing in accordance herewith nor shall the consummation or accomplishment of the 1031 Exchange be a condition precedent or a condition subsequent to the Requesting Party’s obligations under this Agreement; (e) the Requesting Party shall indemnify the Non-Requesting Party with respect to any liability in connection with the 1031 Exchange, (f) in no event shall the 1031 Exchange release any party from its obligation to perform its obligations under this Agreement; and (g) any documents to be executed by the Non-Requesting Party must be reasonably acceptable to the Non-Requesting Party in the exercise of its sole and absolute discretion. The Non-Requesting Party shall not by this Agreement or by acquiescence to the 1031 Exchange (i) have its rights under this Agreement affected or diminished in any manner or (ii) be responsible for compliance with or be deemed to have warranted to the Requesting Party that the 1031 Exchange complies with Section 1031 of the Internal Revenue Code.
20.10Further Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents, and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of this Agreement.

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20.11No Limitation of Separate Obligations. In no event shall any obligations, remedies, restrictions or limitations applicable to Sellers or Purchasers under this Agreement (including without limitation any limitations of liability or damages regarding any default by Sellers hereunder) limit any obligations of Sellers or Purchasers under any of the other Transaction Documents, including without limitation the Leases and Guarantees.
20.12Exclusivity. From and after the Effective Date until the earlier of (a) the termination of this Agreement or (b) the Closing, Sellers, Sellers’ Affiliates and Sellers’ and Sellers’ Affiliates’ respective directors, employees, officers, investment partners, and principals shall negotiate exclusively with Purchasers with respect to the transactions contemplated by this Agreement on the terms set forth herein, and shall not solicit, accept, negotiate, provide information for, otherwise pursue or respond to (other than to reject) any offers, indications of interest or inquiries from any person or entity (other than Purchasers) pertaining to the sale of, or any equity or debt investment, financing, refinancing, joint venture, recapitalization or similar transaction with respect to, any of the Properties (or any direct or indirect interest therein); provided, however, that the foregoing shall not restrict Sellers, Sellers’ Affiliates or any of their respective Affiliates from engaging in any financing, refinancing, recapitalization, joint venture, corporate-level or portfolio-level transaction, so long as such transaction does not involve a sale of the Properties or an assumption of the Loans except as contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, if Sellers breach this Section 20.12, Purchasers’ remedies shall be as set forth in Section 5.2. The provisions of this Section 20.12 shall survive the termination of this Agreement solely with respect to any claim arising from a breach of this Section 20.12 occurring prior to such termination.
20.13No Recordation or Lis Pendens. Purchasers shall not record this Agreement or any memorandum hereof or file any lis pendens or similar notice against any Property except solely in connection with an action for specific performance expressly permitted under this Agreement. Purchasers shall indemnify, defend and hold harmless Sellers and the Indemnified Parties from and against any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees and court costs) arising from any breach by a Purchaser of this Section 20.13. This Section 20.13 shall survive the termination of this Agreement.
20.14Limitation of Liability. Notwithstanding anything to the contrary contained herein, no direct or indirect member, partner, shareholder, officer, director, manager, employee, trustee, beneficiary, affiliate, asset manager, property manager, agent or representative of any Seller or Purchaser shall have any personal liability under this Agreement or any document executed in connection herewith, and Purchasers and Sellers shall look solely to the applicable Seller or Purchaser, respectively, for the performance of Sellers’ or Purchasers’ obligations hereunder. This Section 20.14 shall survive the Closing and any termination of this Agreement.
20.15Indemnification Procedures. The following procedures shall apply to any claim for indemnification under this Agreement, except to the extent expressly provided otherwise herein. Promptly after any party entitled to indemnification hereunder (an “Indemnitee”) receives notice of any claim, demand, action or proceeding for which indemnification may be sought (a “Claim”), such Indemnitee shall give written notice thereof to the party from whom indemnification is sought (the “Indemnitor”); provided, however, that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent the Indemnitor is actually prejudiced thereby. The Indemnitor shall have the right to participate in the defense of such Claim and, upon written notice to

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the Indemnitee, to assume the defense thereof with counsel reasonably acceptable to the Indemnitee; provided that the Indemnitor shall not be entitled to assume the defense of any Claim if the Claim seeks relief other than monetary damages, involves a potential conflict of interest between the Indemnitor and the Indemnitee, or could reasonably be expected to materially affect the Indemnitee’s ownership, operation or use of the Properties or its business or legal interests. If the Indemnitor assumes the defense of a Claim, the Indemnitee may participate in such defense with its own counsel at its own expense; provided, however, that the Indemnitor shall pay the reasonable fees and expenses of separate counsel for the Indemnitee if representation of both the Indemnitor and the Indemnitee by the same counsel would create an actual or potential conflict of interest. The Indemnitor shall not settle any Claim without the Indemnitee’s prior written consent, at Indemnitee’s sole and absolute discretion. The Indemnitee shall not settle any Claim for which it seeks indemnification without the Indemnitor’s prior written consent, not to be unreasonably withheld, conditioned or delayed. The provisions of this Section 20.15 shall survive the Closing or earlier termination of this Agreement for so long as the applicable indemnification obligation survives.
20.16WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
20.17No Third-Party Beneficiaries. Except as otherwise expressly provided herein, nothing contained in this Agreement shall be deemed or construed to create any rights or remedies in any person or entity other than the parties hereto and their respective permitted successors and assigns.
20.18Severability. If any term or provision of this Agreement, or the application thereof to any person, entity or circumstance, is held to be invalid, illegal or unenforceable, the remainder of this Agreement and the application of such term or provision to other persons, entities or circumstances shall not be affected thereby, and shall be enforced to the fullest extent permitted by law, so as to give effect as nearly as possible to the intent of the parties.
20.19State Specific Provisions.
(a)Arizona. Without limiting the choice of law provision set forth in Section 20.4, the following provisions shall apply to the extent that the laws of the State of Arizona govern the interpretation or enforcement of this Agreement with respect to any Property located in such state:
(i)Transaction Privilege Tax. With respect to the Arizona Property, AZ Seller represents, warrants and covenants that (A) to AZ Seller’s actual knowledge, AZ Seller has paid all Arizona state, county or municipal transaction privilege tax (“TPT”) due and payable by AZ Seller arising out of or relating to the ownership, operation, leasing, construction, improvement or sale of the Arizona Property, including, without limitation, any such TPT under the commercial lease, speculative builder, owner builder or prime contracting classifications, (B) AZ Seller has not received written notice that any material TPT return required to be filed by AZ Seller with respect to the Arizona Property has not been filed, (C) AZ Seller has not received any written notice of audit, assessment or claim with respect to any such TPT that remains unresolved; and (D) AZ Seller shall use commercially reasonable efforts to obtain from the Arizona Department of Revenue and deliver into Escrow on or prior to the Closing Date a tax clearance certificate (or other reasonably acceptable evidence of good

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standing) dated no earlier than thirty (30) days prior to the Closing Date, reasonably evidencing that all TPT due and payable with respect to the Arizona Property has been paid or that no such TPT is due (the “TPT Certificate”); provided, that, the foregoing shall not be a condition to Closing and if the TPT Certificate is not so delivered as of the Closing Date, AZ Seller shall continue to use its commercially reasonable efforts to deliver the same to AZ Purchaser as expeditiously as reasonably possible following the Closing Date. AZ Seller shall indemnify and hold harmless AZ Purchaser and its affiliates from and against any and all TPT, together with any interest, penalties, costs and expenses (including reasonable attorneys’ fees),to the extent attributable to periods prior to Closing. The obligations of AZ Seller under this Section 20.19(a)(i) shall survive the Closing for twelve (12) months.
(ii)Arizona Affidavit of Property Value. Section 11.1 and Section 11.2 are each hereby amended to require that AZ Seller and AZ Purchaser shall jointly execute and deliver to Escrow a duly completed and acknowledged Affidavit of Property Value (or separate counterparts thereof) in accordance with Arizona law with respect to the Deed conveying the real property located in the State of Arizona. Each of AZ Seller and AZ Purchaser shall be responsible for the accuracy of the information supplied by such party for inclusion in such Affidavit.
(b)California. Without limiting the choice of law provision set forth in Section 20.4, the following provisions shall apply to the extent that the laws of the State of California govern the interpretation or enforcement of this Agreement with respect to any Property located in such state, as determined by a court of competent jurisdiction:
(i)California Natural Hazard Disclosure. Purchasers acknowledge that any seller owning Property located in the State of California is required to disclose if such Property lies within the following natural hazardous areas or zones: (a) a special flood hazard area (any type Zone “A” or “V”) designated by the Federal Emergency Management Agency (California Government Code Section 8589.3); (b) an area of potential flooding shown on a dam failure inundation map designated pursuant to California Gov. Code Section 8589.5 (California Government Code Section 8589.4); (c) a very high fire hazard severity zone designated pursuant to California Government Code Section 51178 or 51179 (in which event the owner maintenance obligations of California Government Code Section 51182 would apply) (California Government Code Section 51183.5); (d) a wildland area that may contain substantial forest fire risks and hazards designated pursuant to California Public Resources Code Section 4125 (in which event (i) such seller would be subject to maintenance requirements of California Public Resources Code Section 4291 and (ii) it would not be the State of California’s responsibility to provide fire protection services to any building or structure located within the wildland area except, if applicable, pursuant to California Public Resources Code Section 4129 or pursuant to a cooperative agreement with a local agency for those purposes pursuant to California Public Resources Code Section 4142) (California Public Resources Code Section 4136); (e) an earthquake fault zone (California Public Resources Code Section 2621.9); or (f) a seismic hazard zone (and, if applicable, whether a landslide zone or liquefaction zone) (California Public Resources Code Section 2694). Purchasers acknowledge that CA Seller will employ the services of a reputable vendor (“Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies and to report the results of its examination to Purchasers in writing. To Purchasers’ knowledge, after receipt, review, and agreeance of the written report produced by the Natural Hazard Expert (the “Natural Hazard Disclosure Statement”) such written report prepared by

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the Natural Hazard Expert regarding the results of its examination fully and completely discharges CA Seller from its disclosure obligations under California Civil Code Section 1103, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of CA Seller for errors and/or omissions not within its personal knowledge shall be deemed to apply. Purchasers acknowledge and agree that Purchasers will independently evaluate and investigate whether any or all of such natural hazards affect the applicable Property, and Sellers shall have no liabilities or obligations with respect thereto. Prior to the Closing Date, after Purchasers’ receipt and review of the Natural Hazard Disclosure Statement, Purchasers shall execute and deliver to CA Seller an acknowledgement of receipt of the Natural Hazard Disclosure Statement. Purchasers acknowledge and agree that the matters set forth in the Natural Hazard Disclosure Statement may change on or following the Closing Date for such Property and that Sellers have no obligation to update, modify, or supplement the Natural Hazard Disclosure Statement following such Closing Date, unless Sellers actually become aware of such changes prior to the Closing Date. EACH PURCHASER ACKNOWLEDGES AND REPRESENTS THAT IT HAS EXPERIENCE ACQUIRING AND CONDUCTING DUE DILIGENCE REGARDING COMMERCIAL PROPERTIES. THIS PROVISION IS AN ESSENTIAL ASPECT OF THE BARGAIN BETWEEN THE PARTIES. This Section 20.19(b)(i) shall survive the Closing or earlier termination of this Agreement.
(ii)Liquidated Damages. The second, third and fourth sentences of Section 5.1 are replaced with the following:
EACH PURCHASER AND SELLER AGREE THAT SELLERS’ ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS TRANSACTION DUE TO SUCH PURCHASER’S DEFAULT, WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE, IF NOT IMPOSSIBLE, TO DETERMINE. AFTER NEGOTIATION AND ADVICE OF COUNSEL, THE PARTIES AGREE THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, KNOWN AND UNKNOWN, THE TOTAL AMOUNT OF THE EARNEST MONEY DEPOSIT IS A FAIR, ADEQUATE AND REASONABLE MEASURE OF THE DAMAGES THAT SELLERS WOULD INCUR IN SUCH EVENT. THE PARTIES HEREBY AGREE THAT IN THE EVENT OF A FAILURE TO CONSUMMATE THIS TRANSACTION DUE TO A PURCHASER’S DEFAULT, SELLERS MAY, AS SELLERS’ SOLE AND EXCLUSIVE REMEDY (WITH SELLERS WAIVING ALL OTHER CLAIMS FOR DAMAGES AT LAW OR IN EQUITY INCLUDING, WITHOUT LIMITATION, THE REMEDY OF SPECIFIC PERFORMANCE), TERMINATE THIS AGREEMENT AND RETAIN THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE RETENTION OF THE EARNEST MONEY DEPOSIT BY SELLERS IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, OR SIMILAR PROVISION, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLERS, PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTHING IN THIS SECTION WILL PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS’ FEES OR OTHER COSTS INCURRED BY SELLERS. BY PLACING THEIR INITIALS BELOW, EACH

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PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY HAS READ AND UNDERSTANDS THIS SECTION, WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AND AGREES TO BE BOUND BY ITS TERMS.

___________________    ___________________
Purchasers’ Initials    Sellers’ Initials
(iii)IN CONNECTION WITH THE GENERAL RELEASE SET FORTH IN SECTION 9.10, EACH PURCHASER SPECIFICALLY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
Purchasers’ Initials: ___________________
20.20Survival. This Article 20 shall survive termination of this Agreement and Closing.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above set forth.
SELLERS:
CLNC NNN ALBERTS AZ, LLC,
a Delaware limited liability company

By:    /s/ David A. Palamé
Name:    David Palamé
Its:    Vice President

CLNC NNN ALBERTS CA, LLC,
a Delaware limited liability company

By:     /s/ David A. Palamé
Name:    David Palamé
Its:    Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE
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PURCHASERS:

ALTOAZ001 LLC,
a Delaware limited liability company

By:    /s/ Michael Reiter
Name:    Michael Reiter
Its: Authorized Signatory

ALTRCA001 LLC,
a Delaware limited liability company

By:     /s/ Michael Reiter
Name:    Michael Reiter
Its: Authorized Signatory
AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE
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SCHEDULE I
PROPERTIES

Address	City	State	Allocated Purchase Price
400 South 99th Avenue	Tolleson	AZ	$85,295,809
16900 West Schulte Road	Tracy	CA	$214,704,191

SCHEDULE I
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SCHEDULE 3.4
LEASES
Except for any leases, licenses, or other occupancy agreements, other than the Leases, entered into by Tenants (of which Seller is not aware), if any, there are no other leases, licenses, or other occupancy agreements.

SCHEDULE 3.4
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SCHEDULE 4.1
MORTGAGE LOAN DOCUMENTS
1.Loan Agreement dated as of August 16, 2018 by and between Sellers, as borrower, and Deutsche Bank AG, New York Branch (“Lender”), as lender;
2.First Amendment to Loan Agreement and Omnibus Amendment to Other Loan Documents dated as of August 16, 2018 among Sellers and Lender;
3.Promissory Note A-1 dated August 16, 2018 by Sellers to Lender;
4.Promissory Note A-2 dated August 16, 2018 by Sellers to Lender;
5.Promissory Note A-3 dated August 16, 2018 by Sellers to Lender;
6.Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Arizona) dated as of August 16, 2018 by AZ Seller to Chicago Title Insurance Agency, Inc., a Florida corporation (“Trustee”), for the benefit of Lender;
7.Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (California) dated as of August 16, 2018 by CA Seller to Chicago Title Company, a California corporation, for the benefit of Lender;
8.Contribution Agreement dated as of August 16, 2018 by and between Sellers and Lender;
9.Environmental Indemnity Agreement dated as of August 16, 2018 by Credit RE Operating Company, LLC, a Delaware limited liability company (“Indemnitor”) and Sellers for the benefit of Lender;
10.Guaranty of Recourse Obligations dated as of August 16, 2018 by Indemnitor for the benefit of Lender;
11.Assignment of Agreements, Licenses, Permits and Contracts dated as of August 16, 2018 by Sellers for the benefit of Lender;
12.Cash Management Agreement (Hard) dated as of August 16, 2018 by and among Sellers, Sole Members, Lender and Wells Fargo Bank, National Association (“Cash Management Bank”);
13.Blocked Account Control Agreement dated as of August 16, 2018 by and among Sellers, Lender and JPMorgan Chase Bank, N.A.;
14.Subordination, Non-Disturbance and Attornment Agreement dated August 16, 2018 by and between AZ Tenant and Lender;
15.Subordination, Non-Disturbance and Attornment Agreement dated August 16, 2018 by and between CA Tenant and Lender;
16.Guaranty (Tolleson, AZ) dated as of August 16, 2018 by Albertsons Companies, Inc., a Delaware corporation (“Tenant Guarantor”) to AZ Seller;
17.Guaranty (Tracy, CA) dated as of August 16, 2018 by Tenant Guarantor to CA Seller;
18.UCC-1 Financing Statement filed August 16, 2018 with the Delaware Department of State listing AZ Seller as debtor and Lender as secured party; and
19.UCC-1 Financing Statement filed August 16, 2018 with the Delaware Department of State listing CA Seller as debtor and Lender as secured party.
SCHEDULE 4.1
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SCHEDULE 4.2
MEZZANINE LOAN DOCUMENTS
1.Mezzanine Loan Agreement dated as of August 16, 2018 by and among Sole Members, as borrower, and Lender, as lender;
2.First Amendment to Mezzanine Loan Agreement and Omnibus Amendment to Other Mezzanine Loan Documents dated as of August 16, 2018 by and among Sole Members and Lender;
3.Amended and Restated Mezzanine Promissory Note A-1 dated August 16, 2018 by Sole Members for the benefit of Lender;
4.Amended and Restated Mezzanine Promissory Note A-2 dated August 16, 2018 by Sole Members for the benefit of Lender;
5.Amended and Restated Mezzanine Promissory Note A-3 dated August 16, 2018 by Sole Members for the benefit of Lender;
6.Amended and Restated Mezzanine Promissory Note A-4 dated August 16, 2018 by Sole Members for the benefit of Lender;
7.Amended and Restated Mezzanine Promissory Note A-5 dated August 16, 2018 by Sole Members for the benefit of Lender;
8.Amended and Restated Mezzanine Promissory Note A-6 dated August 16, 2018 by Sole Members for the benefit of Lender;
9.Mezzanine Contribution Agreement dated as of August 16, 2018 by and among Sole Members and Lender;
10.Mezzanine Guaranty of Recourse Obligations dated as of August 16, 2018 by Indemnitor in favor of Lender;
11.Pledge and Security Agreement (AZ Mezz) dated as of August 16, 2018 by AZ Sole Member in favor of Lender;
12.Pledge and Security Agreement (CA Mezz) dated as of August 16, 2018 by CA Sole Member in favor of Lender;
13.Mezzanine Environmental Indemnity Agreement dated as of August 16, 2018 by Sole Members and Indemnitor in favor of Lender;
14.UCC-1 Financing Statement filed August 16, 2018 with the Delaware Department of State listing CLNC NNN Alberts Mezz AZ, LLC as debtor and Lender as secured party; and
15.UCC-1 Financing Statement filed August 16, 2018 with the Delaware Department of State listing CLNC NNN Alberts Mezz CA, LLC as debtor and Lender as secured party.

SCHEDULE4.2
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SCHEDULE 9.1
REPRESENTATIONS AND WARRANTIES EXCEPTIONS
[None.]

SCHEDULE 9.1
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SCHEDULE 9.1(S)
LOAN INFORMATION SCHEDULE
[REDACTED]
Schedule 9.1(s) is provided for informational purposes only and, to Sellers’ knowledge, based solely on Lender or servicer statements and information in Sellers’ possession or control, reflects certain current loan balances, reserve balances, escrows and related loan information as of the dates set forth therein. Sellers make no representation or warranty regarding the information set forth on this Schedule except to the extent expressly set forth in Section 9.1(s), subject to the limitations set forth in Section 9.3. Current servicer statements and/or reserve balance statements, to the extent available, are attached hereto.

SCHEDULE 9.1
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EXHIBIT A-1
ARIZONA LAND LEGAL DESCRIPTION
THE LAND REFERRED TO HEREIN BELOW IS SITUATED TOLLESON, IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, AND IS DESCRIBED AS FOLLOWS:
PARCEL No. 1:
Lot 1, Albertsons LLC Tolleson, according to Book 1164 of Maps, page 29, records of Maricopa County, Arizona.
PARCEL No. 2:
Easements as contained in Access Easement And Covenants Agreement in Recording No. 1992-0277952, records of Maricopa County, Arizona and First Amendment in Recording No. 1995-0392695, records of Maricopa County, Arizona and Partial Termination in Recording No. 2006-1570838, records of Maricopa County, Arizona.
Tax Parcel Nos.: 101-12-633 and 101-12-634

EXHIBIT A-1 - 1
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EXHIBIT A-2
CALIFORNIA LAND LEGAL DESCRIPTION
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE UNINCORPORATED AREA IN THE COUNTY OF SAN JOAQUIN, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS:
PARCEL ONE:
BEING A MERGER OF LOTS 19 AND 20 AS SHOWN ON THAT CERTAIN MAP ENTITLED “PATTERSON PASS BUSINESS PARK, TRACT NO. 2450”, IN THE COUNTY OF SAN JOAQUIN, STATE OF CALIFORNIA, AS FILED FOR RECORD DECEMBER 24, 1992, IN BOOK 31 AT PAGE 62, OF MAPS AND PLATS SAN JOAQUIN COUNTY RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.
MORE PARTICULARLY DESCRIBED AS FOLLOWS;
PARCEL A

ALL THAT PORTION LOTS 19 AND 20 OF TRACT NO. 2450 AS SHOWN ON MAP RECORDED DECEMBER 24, 1992, IN BOOK 31 AT PAGE 62 OF MAPS AND PLATS IN THE OFFICE OF THE COUNTY RECORDER, IN SECTION 34 TOWNSHIP 2 SOUTH, RANGE 4 EAST, MOUNT DIABLO MERIDIAN, COUNTY OF SAN JOAQUIN, STATE OF CALIFORNIA BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 19;

THENCE (1) NORTH 83°27'34" WEST ON AND ALONG THE SOUTH LINE OF SAID LOT 19, A DISTANCE OF 2488.45 FEET;

THENCE (2) NORTH 36°20'05" WEST, A DISTANCE OF 243.94 FEET;

THENCE (3) NORTH 51°48'20" WEST, A DISTANCE OF 33.93 FEET;

THENCE (4) NORTH 01°12'49" EAST, A DISTANCE OF 2843.59 FEET TO THE

BEGINNING OF A TANGENT CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 50.00 FEET;

THENCE (5) NORTHEASTERLY ON AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 89°54'40" AN ARC DISTANCE OF 78.46 FEET

THENCE (6) SOUTH 88°52'31" EAST, A DISTANCE OF 739.83 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE SOUTH HAVING A RADIUS OF 525.00 FEET;

EXHIBIT A-2 - 1
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THENCE (7) EASTERLY ON AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 04°17'21" AN ARC DISTANCE OF 39.30 FEET;

THENCE (8) SOUTH 84°35'10" EAST, A DISTANCE OF 40.16 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE NORTH HAVING A RADIUS OF 545.00 FEET;

THENCE (9) EASTERLY ON AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 04°17'21" AN ARC DISTANCE OF 40.80 FEET;

THENCE (10) SOUTH 88°52'31" EAST, A DISTANCE OF 200.00 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 55.00 FEET;

THENCE (11) SOUTHEASTERLY ON AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 45°02'32" AN ARC DISTANCE OF 43.24 FEET;

THENCE (12) NORTH 87°39'55" EAST, A DISTANCE OF 100.42 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE TO THE SOUTHEAST HAVING A RADIUS OF 55.00 FEET WHOSE RADIAL BEARS NORTH 43°49'54" WEST;

THENCE (13) NORTHEASTERLY ON AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 44°57'23" AN ARC DISTANCE OF 43.16 FEET;

THENCE (14) SOUTH 88°52'31" EAST, A DISTANCE OF 7.50 FEET;

THENCE (15) SOUTH 01°07'29" WEST, A DISTANCE OF 95.00 FEET;

THENCE (16) SOUTH 88°52'31" EAST, A DISTANCE OF 44.80 FEET;

THENCE (17) SOUTH 17°43'48" EAST, A DISTANCE OF 88.69 FEET;

THENCE (18) SOUTH 39°27'48" EAST, A DISTANCE OF 1519.00 FEET;

THENCE (19) SOUTH 77°23'48" EAST, A DISTANCE OF 166.63 FEET;

THENCE (20) SOUTH 15°08'45" EAST, A DISTANCE OF 27.96 FEET;

THENCE (21) SOUTH 32°58'23" EAST, A DISTANCE OF 76.52 FEET;

THENCE (22) SOUTH 89°26'14" EAST, A DISTANCE OF 51.84 FEET;

THENCE (23) SOUTH 00°33'46" WEST, A DISTANCE OF 291.33 FEET;

THENCE (24) NORTH 88°47'09" WEST, A DISTANCE OF 480.52 FEET;

EXHIBIT A-2 - 2
110950374.9

THENCE (25) SOUTH 01°12'51" WEST, A DISTANCE OF 586.06 FEET;
THENCE (26) SOUTH 88°47'09" EAST, A DISTANCE OF 482.18 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 57.00 FEET WHOSE RADIAL BEARS SOUTH 89°24'58" EAST;

THENCE (27) SOUTHEASTERLY ON AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 02°23'24" AN ARC DISTANCE OF 2.38 FEET;
THENCE (28) SOUTH 01°36'10" EAST, A DISTANCE OF 60.93 FEET TO THE BEGINNING OF A NON-TANGENT CURVE CONCAVE TO THE SOUTHWEST HAVING A RADIUS OF 22.00 FEET WHOSE RADIAL BEARS SOUTH 02°29'36" WEST;
THENCE (29) SOUTHERLY ON AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 85°54'14" AN ARC DISTANCE OF 32.98 FEET;
THENCE (30) SOUTH 01°36'10" EAST, A DISTANCE OF 267.89 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE WEST HAVING A RADIUS OF 293.00 FEET;
THENCE (31) SOUTHERLY ON AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°32'48" AN ARC DISTANCE OF 29.20 FEET;
THENCE (32) SOUTH 04°06'28" EAST, A DISTANCE OF 30.27 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 309.00 FEET;

THENCE (33) SOUTHERLY ON AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 05°32'48" AN ARC DISTANCE OF 30.79 FEET;

THENCE (34) SOUTH 01°36'10" EAST, A DISTANCE OF 329.89 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE WEST HAVING A RADIUS OF 3964.00 FEET;

THENCE (35) SOUTHERLY ON AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 00°30'17" AN ARC DISTANCE OF 34.93 FEET;

THENCE (36) SOUTH 01°05'52" EAST, A DISTANCE OF 134.26 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 22.00 FEET;

THENCE (37) SOUTHERLY ON AND ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 48°49'06" AN ARC DISTANCE OF 18.74 FEET;
THENCE (38) SOUTH 05°13'20" WEST, A DISTANCE OF 52.55 FEET MORE OR LESS TO THE POINT OF BEGINNING.
SAID LEGAL DESCRIPTION IS PURSUANT TO THAT NOTICE OF MERGER NO. PA – 2200065, RECORDED APRIL 25, 2022 AS INSTRUMENT NO. 2022-052644, OF OFFICIAL RECORDS.

EXHIBIT A-2 - 3
110950374.9

EXCEPTING THEREFROM HALF OF ALL GAS, OIL AND MINERAL RIGHTS, TOGETHER WITH THE RIGHT TO EXPLORE FOR, MINE AND REMOVE THE SAME FROM SAID LAND AS RESERVED BY TRACY REALTY COMPANY IN DEED RECORDED MARCH 9, 1943 IN BOOK VOLUME 813, PAGE 294, OF OFFICIAL RECORDS, SAN JOAQUIN COUNTY RECORDS.

THE RIGHT OF SURFACE ENTRY AND RIGHTS TO THE FIRST 500 FEET BELOW THE SURFACE WERE QUITCLAIMED BY DEEDS RECORDED AUGUST 10, 1992 AS DOCUMENT NO. 92091227 AND 92091228, OF OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THE REMAINING HALF INTEREST OF ALL OIL, GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES LYING BELOW A DEPTH OF 500 FEET, WITHOUT THE RIGHT OF SURFACE ENTRY THEREOF, AS RESERVED IN DEED FROM HEINZ CARLSON, ET UX RECORDED SEPTEMBER 20, 1990, AS DOCUMENT NO. 90092983, OF OFFICIAL RECORDS.

APN: 209-430-06

PARCEL TWO:

LOT 21, AS SHOWN ON THAT CERTAIN MAP ENTITLED “PATTERSON PASS BUSINESS PARK, TRACT NO. 2450” IN THE COUNTY OF SAN JOAQUIN, STATE OF CALIFORNIA, FILED FOR RECORD DECEMBER 24, 1992 IN BOOK 31 OF MAPS AND PLATS, AT PAGE 62, SAN JOAQUIN COUNTY RECORDS.

EXCEPTING THEREFROM HALF OF ALL GAS, OIL AND MINERAL RIGHTS, TOGETHER WITH THE RIGHT TO EXPLORE FOR, MINE AND REMOVE THE SAME FROM SAID LAND AS RESERVED BY TRACY REALTY COMPANY IN DEED RECORDED MARCH 9, 1943 IN BOOK OF OFFICIAL RECORDS, VOLUME 813, PAGE 294, SAN JOAQUIN COUNTY RECORDS.

THE RIGHT OF SURFACE ENTRY AND RIGHTS TO THE FIRST 500 FEET BELOW THE SURFACE WERE QUITCLAIMED BY DEEDS RECORDED AUGUST 10, 1992 AS DOCUMENT NO. 92091227 AND 92091228, OFFICIAL RECORDS.

ALSO EXCEPTING THEREFROM THE REMAINING HALF INTEREST OF ALL OIL, GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES LYING BELOW A DEPTH OF 500 FEET, WITHOUT THE RIGHT OF SURFACE ENTRY THEREOF, AS RESERVED IN DEED FROM HEINZ CARLSON, ET UX RECORDED SEPTEMBER 20, 1990, AS DOCUMENT NO. 90092983, OFFICIAL RECORDS.

APN: 209-430-03

EXHIBIT A-2 - 4
110950374.9

EXHIBIT B
FORM OF ESCROW AGREEMENT
THIS EARNEST MONEY DEPOSIT ESCROW AGREEMENT (this “Escrow Agreement”), made this ____ day of [___________], 2026, by and among ALTOAZ001 LLC, a Delaware limited liability company (“AZ Purchaser”), and ALTRCA001 LLC, a Delaware limited liability company (“CA Purchaser,” together with AZ Purchaser, collectively, and jointly and severally, “Purchasers” and, individually, a “Purchaser”), and CLNC NNN ALBERTS AZ, LLC, a Delaware limited liability company (“AZ Seller”) and CLNC NNN ALBERTS CA, LLC, a Delaware limited liability company (“CA Seller”, together with AZ Seller, “Sellers” and, individually, a “Seller”) and Commonwealth Land Title Insurance Company (“Escrow Agent”).
W I T N E S S E T H:
WHEREAS, Purchasers and Sellers have entered into an Agreement for Purchase and Sale of Real Estate dated [______________], 2026 (as the same may be amended, the “Purchase Agreement”) regarding the purchase and sale of certain land and improvements listed on Schedule I attached thereto and made a part hereof; and
WHEREAS, the Purchase Agreement provides for Purchasers to deposit, pursuant to an escrow agreement, the Earnest Money Deposit (as defined in the Purchase Agreement) with Escrow Agent; and
WHEREAS, Purchasers and Sellers are willing to have the Earnest Money Deposit held by Escrow Agent on the terms set forth herein, and Escrow Agent is willing to do so.
NOW, THEREFORE, the parties agree as follows:
1.Defined Terms. All capitalized terms used in and not defined in this Escrow Agreement shall have the same meaning as defined in the Purchase Agreement.
2.Earnest Money Deposit.
(a)Escrow Agent shall hold the Earnest Money Deposit furnished from time to time by Purchasers to Escrow Agent in accordance with the Purchase Agreement in an interest-bearing account at a federally-insured institution until the Closing or sooner termination of the Purchase Agreement and shall from time to time pay over or apply all or a portion of the Earnest Money Deposit in accordance with the terms of the Purchase Agreement upon the separate joint written instruction of Sellers and Purchasers. Escrow Agent shall provide written notice to Sellers, via email at Sellers’ address set forth in the Purchase Agreement, immediately upon receipt of any funds from Purchasers.
(b)Notwithstanding any of the foregoing provisions, in the event of a dispute over the Earnest Money Deposit, Escrow Agent may deposit the Earnest Money Deposit with the Clerk of the local Court of the State of New York, pursuant to an action in interpleader.
EXHIBIT B-1
110950374.9

(c)Escrow Agent may continue to hold the interest accrued on the Earnest Money Deposit in accordance with the terms of this Purchase Agreement, until the party entitled to receive such interest has provided Escrow Agent with an executed Internal Revenue Service Form W-9.
3.Exculpation of Escrow Agent. Purchasers and Sellers acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of them, and that Escrow Agent shall not be liable to either of them for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence.
4.Expenses Incurred in Disputes. All reasonable expenses, disbursements and advances, including reasonable attorneys’ fees, incurred or made by Escrow Agent in connection with a dispute involving the Earnest Money Deposit and its obligations hereunder shall be paid by the losing party. There are no fees or other amounts payable to Escrow Agent for or in respect of its services or other duties under or in respect of this Escrow Agreement.
5.Additional Conditions and Stipulations.
(a)Escrow Agent shall not be responsible for any loss or delay occasioned by the closure or insolvency of the financial institution into which Escrow Agent deposited the Earnest Money Deposit.
(b)Escrow Agent shall not be responsible for the dishonor of any check, money order, draft, negotiable instrument, or other financial document, received as Earnest Money Deposit by Escrow Agent under this Escrow Agreement.
(c)It is expressly agreed that this Escrow Agreement is for the sole benefit of the parties hereto and shall not be construed or deemed to be made for the benefit of any other parties.
(d)This Escrow Agreement and the obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of New York.
(e)Escrow Agent is not responsible for maintaining the value of any investment or providing investment counseling.
(f)Escrow Agent is designated the “real estate reporting person” for purposes of Section 6045 of the Internal Revenue Code of 1986, as amended and Treasury Regulation 1.6045-4, and any instructions or settlement statement prepared by Escrow Agent shall so provide. Escrow Agent shall be responsible for filing Form 1099-S with the Internal Revenue Service.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT B-2
110950374.9

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.
SELLERS:
CLNC NNN ALBERTS AZ, LLC,
a Delaware limited liability company

By:
Name:    David Palamé
Its:    Vice President

CLNC NNN ALBERTS CA, LLC,
a Delaware limited liability company

By:
Name:    David Palamé
Its:    Vice President

PURCHASERS:
ALTOAZ001 LLC,
a Delaware limited liability company

By:
Name:
Its:

ALTRCA001 LLC,
a Delaware limited liability company

By:
Name:
Its:

[SIGNATURES CONTINUE]

EXHIBIT B-3
110950374.9

ESCROW AGENT:
COMMONWEALTH LAND TITLE INSURANCE COMPANY

By:
Name:    ________________________
Its:

Attention:
E-Mail:

EXHIBIT B-4
110950374.9

EXHIBIT C-1
FORM OF DEED FOR ARIZONA PROPERTY
[SUBJECT TO ANY FORMAT CHANGES REQUIRED BY THE APPLICABLE STATE AND COUNTY FOR RECORDING PURPOSES]

When recorded, mail to:

_______________________________
_______________________________
_______________________________
_______________________________

    SPECIAL WARRANTY DEED

For the consideration of Ten Dollars ($10.00) and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, _____________________________________________________________, an _______________________________ (“Grantor”), hereby conveys to [ ò ], a [ ò ] (“Grantee”), that certain parcel of land located in _______________, County of _______________, State of _______________, and legally described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”), together with all buildings and other improvements located thereon, if any, and all and singular the rights, privileges and appurtenances thereto in any manner belonging to said Grantor.
And Grantor, for itself, and its successors, does covenant, promise and agree, to and with Grantee, its successors and assigns, that it has not done or suffered to be done, anything whereby the property hereby granted is, or may be, in any manner encumbered or charged, except as herein recited; and that said property against all persons lawfully claiming, or to claim the same, by through and under Grantor, but not otherwise, Grantor will WARRANT AND DEFEND, subject to current Taxes not yet due and payable; patent reservations; all leases, liens, covenants, conditions, restrictions, reservations, easements, encumbrances and declarations or other matters of record or to which reference is made in the public record, including those matters set forth in Exhibit B attached hereto and incorporated herein by this reference (the “Permitted Exceptions”); matters that would be disclosed by an accurate survey or inspection of the Property and not shown by the public records; and the applicable zoning and use regulations of any municipality, county, state, or the United States affecting the Property.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT C-1 - 1
110950374.9

Grantor binds itself and its successors to warrant and defend the title as against the acts of Grantor and none other, subject to the matters set forth above.

    DATED as of the _____ day of __________________, 2026.

GRANTOR:

___________________________________,
an _________________________________

    By:_________________________________
Name: _____________________________
Title: _____________________________

    By:_________________________________
Name: _____________________________
Title: _____________________________

ACKNOWLEDGMENT

STATE OF _______________    )
                    ) ss.
COUNTY OF _____________    )

On ____________________, 2026, before me, ____________________, Notary Public, personally appeared ____________________ and ____________________ who proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument, the persons, or the entity upon behalf of which the persons acted, executed the instrument.

I declare under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

________________________________
Signature
                                    (Seal)

EXHIBIT C-1 - 2
110950374.9

EXHIBIT A TO DEED
PERMITTED EXCEPTIONS

[TO BE INSERTED]

EXHIBIT C-1 - 3
110950374.9

EXHIBIT B TO DEED
PERMITTED EXCEPTIONS
[TO BE INSERTED]

EXHIBIT C-1 - 4
110950374.9

EXHIBIT C-2
FORM OF DEED FOR CALIFORNIA PROPERTY
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
[INSERT CONTACT INFORMATION]
MAIL TAX STATEMENTS TO:
[INSERT CONTACT INFORMATION]
______________________________________________________________________________
APNs:    [INSERT APNs]    (Above space for Recorder’s use only)
GRANT DEED
THE UNDERSIGNED GRANTOR DECLARES:
DOCUMENTARY TRANSFER TAX is $[______] CITY TAX $[________] and is
(X) computed on the full value of the interest or property conveyed; OR IS
( )computed on the full value less liens or encumbrances remaining thereon at the time of sale.
The property is located in the City of [City], County of [County], State of California.
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged [__________], a Delaware limited liability company (“Grantor”), hereby grants to [__________] (“Grantee”), certain real property in the State of California, County of [County], City of [City] area, more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with any and all tenements, hereditaments, easements, rights-of-way, appurtenances, development rights or intangible property anywise appertaining to the same (the “Property”).
SUBJECT, HOWEVER, TO all covenants, conditions, restrictions, reservations, rights, rights-of-way, easements, encumbrances, liens and title matters set forth on Exhibit B attached hereto and incorporated herein by this reference, whether or not of record or visible from an inspection of the Property, and all matters which an accurate survey of the Property would disclose.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

EXHIBIT C-2 - 1
110950374.9

IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the date set forth above.
GRANTOR:
[__________],
a Delaware limited liability company

By:_________________________________
Name:_______________________________
Its:__________________________________

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA        )
COUNTY OF _______________)
On _____________________________before me, ______________________, a Notary Public, personally appeared _____________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature _________________________ (Seal)

EXHIBIT C-2 - 2
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EXHIBIT A TO DEED
LEGAL DESCRIPTION
[TO BE INSERTED]

EXHIBIT C-2 - 3
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EXHIBIT B TO DEED
PERMITTED EXCEPTIONS
[TO BE INSERTED]

EXHIBIT C-2 - 4
110950374.9

EXHIBIT D
FORM OF BILL OF SALE
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, [__________], a Delaware limited liability company (“Seller”), hereby sells, transfers, assigns and conveys to [______________________, a _______________________] (“Purchaser”), with respect to the following (the “Personal Property”):
1.All furniture, fixtures, and equipment, including, without limitation, mechanical refrigeration equipment and racking, in each case to the extent owned by any Seller and located on the [____] Property or otherwise used in connection with the ownership, operation or maintenance of the [____] Property; and
2.To the extent assignable, all permits and other development rights issued to Seller and directly related to the ownership, use or operation of the Assets located at the [____] Property.
This Bill of Sale is given pursuant to that certain Agreement for Purchase and Sale (the “Purchase Agreement”) dated as of _________, 20__, between Seller and Purchaser, among others, providing for the sale of the [___] Property. The covenants, agreements, and limitations (including, but not limited to, the limitations provided in Article 9 of the Purchase Agreement) provided in the Purchase Agreement with respect to the Personal Property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full. This Bill of Sale shall be binding upon Seller and shall inure to the benefit of Purchaser and its successors and assigns. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.
THE PERSONAL PROPERTY IS TRANSFERRED TO PURCHASER “AS IS” AND “WHERE IS” AND WITH ALL FAULTS, DEFECTS OR OTHER ADVERSE MATTERS. SELLER SPECIFICALLY DISCLAIMS ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE (INCLUDING WARRANTIES OF MERCHANTABILITY AND WARRANTIES OF FITNESS FOR USE OR ACCEPTABILITY FOR THE PURPOSE INTENDED BY PURCHASER) WITH RESPECT TO THE PERSONAL PROPERTY OR ITS CONDITION, EXCEPT AS OTHERWISE PROVIDED HEREIN. THIS PARAGRAPH IS IN ADDITION TO, AND WITHOUT LIMITATION OF, THE LIMITATIONS, RELEASES AND DISCLAIMERS CONTAINED IN THE PURCHASE AGREEMENT.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by e-mail, portable document format (PDF), or telecopy facsimile counterparts of the signature pages, the delivery of which shall have the same force and effect as delivery of original signed counterparts.

EXHIBIT D - 1
110950374.9

IN WITNESS WHEREOF, the undersigned have caused this Instrument to be executed as of the date written above.
SELLER:
[__________],
a Delaware limited liability company

By:
Name:    ________________________
Its:    ________________________

PURCHASER:
[__________],
[__________]

By:
Name:    ________________________
Its:    ________________________

EXHIBIT D - 2
110950374.9

EXHIBIT E
FORM OF FIRPTA CERTIFICATE
FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT CERTIFICATION
Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold Tax if the transferor is a foreign person. For U.S. Tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of Tax is not required upon the disposition of a U.S. real property interest by ______________________ [(“Seller”), a disregarded entity wholly-owned by [__________]] (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Treasury Regulations promulgated thereunder);
2.    Transferor is not a disregarded entity as defined in Treasury Regulations § 1.1445-2(b)(2)(iii);
3.    Transferor’s U.S. employer identification number is ___________________; and
4.    Transferor’s office address is ______________________.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of the undersigned’s knowledge and belief, it is true, correct, and complete, and the undersigned further declares that the undersigned has authority to sign this document on behalf of Transferor.
[__________],
[__________]
By: _________________________________
Name:________________________________
Its:__________________________________
Date: ________________________________

EXHIBIT E - 1
110950374.9

EXHIBIT F
FORM OF ASSIGNMENT AND ASSUMPTION OF LEASE
THIS ASSIGNMENT AND ASSUMPTION OF LEASE, dated as of ___________, 20__, by and between [_______________________________], a Delaware limited liability company, having an office c/o [_______________________________] (“Assignor”), and [___________], a [___________], having an office at [_______________________________] (“Assignee”).
W I T N E S S E T H:
WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest as lessor in, to and under the lease dated as of August 16, 2018 by and between Assignor and [___________________] (as amended and may be amended, the “Lease”) of the premises commonly known as [_____________________] as more particularly described on Exhibit A attached hereto and made a part hereof (the “Premises”), subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, the parties hereto agree as follows:
1.    Assignor hereby assigns, transfers, sets over and conveys to Assignee, its successors and assigns, without representation or warranty by or recourse to Assignor, express or implied, by operation of law or otherwise, except as expressly provided herein or in that certain Agreement of Purchase and Sale of Real Estate, dated as of [__________], 2026, by and between Assignor and Assignee ([as amended], the “Agreement”), all of Assignor’s right, title and interest in, and to and under the Lease, including, without limitation, all security deposits actually held by the Assignor under the Lease as of the date hereof, and all guaranties of the tenant’s obligations under the Lease, if any, to have and to hold the same unto Assignee, its successors and assigns, from and after the date hereof, for the rest and remainder of the term and renewal terms, if any, thereof, subject to the covenants, conditions and other provisions contained in the Lease and such guaranties, if any.
2.    Assignee hereby assumes the Lease and all obligations, liabilities, covenants and agreements of Assignor thereunder first arising or accruing from and after the date hereof; provided, however, that Assignor shall remain responsible for and Assignee is not assuming any obligations or duties of Assignor under the Lease which relate to an event, matter or circumstance that occurred prior to the date hereof, except to the extent such obligations or duties are expressly assumed by Assignee pursuant to the Agreement.
3.    Each of Assignor and Assignee agree to execute, acknowledge (where appropriate) and deliver such other or further instruments of transfer or assignment as the other party may reasonably require to confirm the foregoing assignment and assumption, or as may be otherwise reasonably requested by Assignee or Assignor to carry out the intent and purposes hereof.
EXHIBIT F - 1
110950374.9

4.    Each party shall indemnify, defend and hold harmless the other party from and against any and all claims, liabilities, losses, costs and expenses, including reasonable attorneys’ fees, arising out of or relating to the Lease or the Premises to the extent accruing during such indemnifying party’s period of ownership of the Premises, except to the extent assumed by the other party pursuant to the Agreement.
5.    This Assignment and Assumption of Lease may be executed in any number of counterparts, which together shall constitute one single agreement of the parties hereto.
6.    This Assignment and Assumption of Lease shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the principles of conflict of laws of any other state or jurisdiction.
7.    This Assignment and Assumption of Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[SIGNATURE PAGE FOLLOWS]

EXHIBIT F - 2
110950374.9

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Assumption of Lease to be executed as of the day and year first above written.
ASSIGNOR:
[_________________________],
a [_________________________]
By: ________________________________
Name:
Title:

ASSIGNEE:
[_________________________],
a [_________________________]
By: ________________________________
Name:
Title:

EXHIBIT F - 3
110950374.9

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASE

LEGAL DESCRIPTION
[TO BE INSERTED]

EXHIBIT F - 4
110950374.9

EXHIBIT G
FORM OF MEMORANDUM OF ASSIGNMENT OF LEASE

RECORD AND RETURN TO:
__________________
__________________
__________________
__________________

APN: [_______________]                     (Space Above For Recorder’s Use)
MEMORANDUM OF ASSIGNMENT AND ASSUMPTION OF LEASE
THIS MEMORANDUM OF ASSIGNMENT AND ASSUMPTION OF LEASE (“Memorandum”), dated as of [_________________], 20[__], is entered into by and between [__________], a Delaware limited liability company (“Assignor”), and [___________________], a [__________________________] (“Assignee”).
The rights of Assignor as Lessor under that certain Lease Agreement dated August 16, 2018 between Assignor, as lessor, and [__________], as lessee, for the improved real property located at [__________], which is legally described in Exhibit A attached hereto, have been assigned to Assignee pursuant to that certain Assignment and Assumption of Lease dated as of even date herewith by and between Assignor and Assignee (the “Assignment and Assumption of Lease”). This memorandum is for informational and notice purposes only and nothing contained herein shall be deemed to in any way modify or otherwise affect any of the terms and conditions of the Assignment and Assumption of Lease or the Lease, the terms of the Assignment and Assumption of Lease are incorporated herein by reference. Should there be any conflict between the terms of the Assignment and Assumption of Lease and this Memorandum, the Assignment and Assumption of Lease shall control.
[SIGNATURES ON NEXT PAGE]

EXHIBIT G - 1
110950374.9

IN WITNESS WHEREOF, Assignor and Assignee have executed this Memorandum to be effective as of the Effective Date.
ASSIGNOR:
[__________],
a Delaware limited liability company

By: __________________________
Name: David A. Palamé
Title: Vice President

STATE OF NEW YORK    )
            ):
COUNTY OF             )

On the ____ day of ________________ in the year ____________ before me the undersigned, personally appeared David A. Palamé personally to me known, or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.
____________________________________
Notary Public

[SIGNATURES CONTINUE]

EXHIBIT G - 2
110950374.9

ASSIGNEE:
[__________],
[__________]
By: __________________________
Name: _______________________
Title: _______________________
STATE OF _____________    )
            ):
COUNTY OF             )

On the ____ day of ________________ in the year ____________ before me the undersigned, personally appeared [__________] personally to me known, or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.
___________________________________
Notary Public

EXHIBIT G - 3
110950374.9

EXHIBIT A
LEGAL DESCRIPTION
[TO BE INSERTED]
EXHIBIT G - 4
110950374.9

EXHIBIT H
FORM OF ASSIGNMENT OF GUARANTY
THIS ASSIGNMENT OF GUARANTY, dated as of ___________, 20__, by and between [________________________________], a Delaware limited liability company, having an office c/o [_______________________________] (“Assignor”), and [___________], a [___________], having an office at [_______________________________] (“Assignee”).
W I T N E S S E T H:
WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in, to and under the Guaranty dated as of August 16, 2018 by Albertsons Companies, Inc., a Delaware corporation, in favor of Assignor (the “Guaranty”), subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, the parties hereto agree as follows:
1.    Assignor hereby assigns, transfers, sets over and conveys to Assignee, its successors and assigns, without representation or warranty by or recourse to Assignor, express or implied, by operation of law or otherwise, except as expressly provided herein or in that certain Agreement of Purchase and Sale of Real Estate, dated as of [__________], 2026, by and between Assignor and Assignee, all of Assignor’s right, title and interest in, and to and under the Guaranty, to have and to hold the same unto Assignee, its successors and assigns, from and after the date hereof, for the rest and remainder of the term and renewal terms, if any, thereof, subject to the covenants, conditions and other provisions contained in the Guaranty, if any. Assignor shall have no obligation from and after the date hereof to enforce the Guaranty or to take any action with respect thereto.
2.    Assignee acknowledges and agrees that, except as expressly provided in the Agreement, Assignor has made no representation or warranty regarding the Guaranty, the guarantor thereunder, the enforceability of the Guaranty, or the existence of any defaults, claims, offsets or defenses with respect thereto.
3.    This Assignment of Guaranty may be executed in any number of counterparts, which together shall constitute one single agreement of the parties hereto.
4.    This Assignment of Guaranty shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the principles of conflict of laws of any other state or jurisdiction.
5.    This Assignment of Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[SIGNATURE PAGE FOLLOWS]
EXHIBIT H - 1
110950374.9

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment of Guaranty to be executed as of the day and year first above written.
ASSIGNOR:
[_________________________],
a [_________________________]
By: ________________________________
Name:
Title:

ASSIGNEE:
[_________________________],
a [_________________________]
By: ________________________________
Name:
Title:

EXHIBIT H - 2
110950374.9